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As filed with the Securities and Exchange Commission on March 22, 2018

Registration No. 333-223835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada
(Province or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number, if applicable)

Not applicable
(I.R.S. Employer Identification No., if applicable)

720 King Street West, Suite 320
Toronto, ON M5V 2T3
Tel: (416) 504-0004
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111, 8th Avenue, 13th Floor, New York, New York 10011
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Xiuming Shum Cronos Group Inc. 720 King Street West, Suite 320 Toronto, Ontario Canada, M5V 2T3 Tel: (416) 504-0004	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada, M5K 1J3 Tel: (416) 504-0520	Jason R. Lehner Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 P.O. Box 247 Toronto, Ontario Canada, M5L 1E8 Tel: (416) 360-8484

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Common Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares, no par value	N/A(1)	N/A(1)	US$87,957,138	US$10,951.00 (2)

(1)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). There are being registered under this Registration Statement such indeterminate number of common shares of the Registrant as shall have an aggregate offering price not to exceed US$87,957,138, based on a proposed maximum aggregate offering price of Cdn$115,036,800. US dollar amounts are calculated based on the Bank of Canada daily average rate of US$0.7646=Cdn$1.00 on March 19, 2018.
(2)
US$10,948.00 was previously paid upon the initial filing of this Registration Statement. The additional fee of US$3.00 is paid herewith.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the "Act") or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED MARCH 22, 2018

AMENDED AND RESTATED PRELIMINARY SHORT FORM PROSPECTUS
AMENDING AND RESTATING THE PRELIMINARY SHORT FORM PROSPECTUS
DATED MARCH 21, 2018

NEW ISSUE

March 22, 2018

CRONOS GROUP INC.

$100,032,000

10,420,000 Common Shares

             This short form prospectus (the "Prospectus") qualifies the distribution (the "Offering") of 10,420,000 common shares (the "Shares") of Cronos Group Inc. (the "Company," "Cronos," "us," "our," or "we") at a price of $9.60 per Share (the "Offering Price").

Price: $9.60 per Share

             The Company's common shares (the "Common Shares") are traded on the TSX Venture Exchange (the "TSXV") and on the NASDAQ Global Market (the "NASDAQ") under the symbol "CRON". On March 21, 2018, the last trading day before the date of this Prospectus, the closing price of the Common Shares on the TSXV and on the NASDAQ was $10.30 and US$8.00 per Common Share, respectively. The Company has applied to list the Shares on the TSXV and the NASDAQ. Listing of such Shares will be subject to the Company fulfilling all of the listing requirements of the TSXV and the NASDAQ, as applicable. There can be no assurance that the Shares will be accepted for listing on the TSXV or the NASDAQ.

             The Company is permitted, under a multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements, which are different from those of the United States. The Company prepares its financial statements in accordance with Canadian generally accepted accounting principles applicable to publicly accountable enterprises, which is within the framework of International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (the "IASB") incorporated into the Chartered Professional Accountants (CPA) Handbook—Part 1, and they are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

             Owning the Shares may subject you to tax consequences both in the United States and in Canada. This Prospectus may not describe these tax consequences fully. See "Certain Canadian Federal Income Tax Considerations" and "Certain U.S. Federal Income Tax Considerations for U.S. Persons".

             NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED SECURITIES NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

             Investing in the Shares is speculative and involves significant risks. You should carefully review and evaluate the risk factors contained in this Prospectus and in the documents incorporated by reference herein before purchasing the Shares. See "Forward-Looking Information" and "Risk Factors".

             The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely because the Company is organized under the laws of the Province of Ontario. Most of the Company's directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. See "Enforceability of Civil Liabilities".

	Price to the Public(1)	Underwriters' Fee(2)	Net Proceeds to the Company(3)

Per Share	$9.60	$0.504	$9.096

Total(4)	$100,032,000	$5,251,680	$94,780,320

Notes:

(1)
The Offering Price was determined by arm's length negotiation between the Company and the Lead Underwriters (as defined herein), on behalf of the Underwriters, with reference to the prevailing market price of the Common Shares.

(2)
The Company has agreed to pay the Underwriters (as defined herein) a cash fee (the "Underwriters' Fee") equal to 5.25% of the gross proceeds from the Offering (including any gross proceeds raised on exercise of the Over-Allotment Option (as defined herein)). See "Plan of Distribution".

(3)
After deducting the Underwriters' Fee, but before deducting the expenses of the Offering (estimated to be approximately $1,000,000), which will be paid from the proceeds of the Offering.

(4)
The Underwriters have been granted an over-allotment option, exercisable, in whole or in part, from time to time, by the Lead Underwriters on behalf of the Underwriters, until the day that is 30 days following the Closing Date (as defined herein), to purchase up to an additional 1,563,000 Shares (the "Over-Allotment Shares") at the Offering Price to cover the Underwriters' over-allocation position, if any, and for market stabilization purposes (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total "Price to the Public," "Underwriters' Fee" and "Net Proceeds to the Company" will be $115,036,800, $6,039,432 and $108,997,368, respectively. This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares issuable upon exercise of the Over-Allotment Option. A purchaser who acquires Over-Allotment Shares forming part of the Underwriters' over-allocation position acquires those Over-Allotment Shares under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. See "Plan of Distribution".

             The following table sets out the maximum number of Shares that the Company may issue pursuant to the Over-Allotment Option:

Underwriters' Position	Maximum Number of Securities	Exercise Period	Exercise Price
Over-Allotment Option(1)	1,563,000 Over-Allotment Shares	Until the day that is 30 days following the Closing Date	$9.60 per Over-Allotment Share

  Note:

(1)
This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of all securities issuable thereunder. See "Plan of Distribution".

             Unless the context otherwise requires, when used herein, all references to the "Offering" and "Shares" assumes the exercise of the Over-Allotment Option and includes the Over-Allotment Shares.

             GMP Securities L.P. ("GMP") and BMO Nesbitt Burns Inc. (and together with GMP, the "Lead Underwriters"), as co-lead underwriters and joint bookrunners, and Cormark Securities Inc., Beacon Securities Limited and PI Financial Corp. (collectively with the Lead Underwriters, the "Underwriters") as principals, conditionally offer the Shares, subject to prior sale, if, as and when issued by the Company and delivered to and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement (as defined herein) referred to under "Plan of Distribution" and subject to the approval of certain legal matters on behalf of the Company by Blake, Cassels & Graydon LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP and on behalf of the Underwriters by Dentons Canada LLP and Shearman & Sterling LLP.

             Subscriptions for the Shares will be received subject to rejection or allotment, in whole or in part, and the Underwriters reserve the right to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about April 6, 2018, or such other date as may be agreed upon by the Company and the Underwriters, but in any event not later than 42 days after the date of the receipt of the (final) short form prospectus (the "Closing Date"). In connection with the Offering, and subject to applicable laws, the Underwriters may over-allot or effect transactions that are intended to stabilize or maintain the market price of the Common Shares at levels other than that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution". The Underwriters may offer the Shares at a lower price than stated above.

             It is anticipated that the Shares will be delivered under the book-based system through CDS Clearing and Depository Services Inc. ("CDS") or its nominee and deposited in electronic form. A purchaser of Shares will receive only a customer confirmation from the registered dealer from or through which the Shares are purchased and who is a CDS participant. CDS will record the CDS participants who hold Shares on behalf of owners who have purchased Shares in accordance with the book-based system. No definitive certificates will be issued unless specifically requested or required. See "Plan of Distribution".

             Certain of the Company's directors and officers reside outside of Canada and have appointed Cronos as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. See "Agent for Service of Process".

             The Company's head office and registered office is located at 720 King Street West, Suite 320, Toronto, Ontario M5V 2T3.

ii

GENERAL MATTERS

        Unless otherwise noted or the context indicates otherwise, the "Company", "Cronos", "we", "us" and "our" refer to Cronos Group Inc., its directly and indirectly wholly-owned subsidiaries and, if applicable, its joint ventures and the term "marijuana" has the meaning given to the term "marihuana" in the Access to Cannabis for Medical Purposes Regulations ("ACMPR").

        An investor should rely only on the information contained or incorporated by reference in this Prospectus. Neither the Company nor the Underwriters has authorized anyone to provide investors with additional or different information. The Company and the Underwriters are not making an offer to sell or seeking offers to buy the Shares in any jurisdiction where the offer or sale is not permitted. Prospective purchasers should assume that the information appearing or incorporated by reference in this Prospectus is accurate only as at the respective dates thereof, regardless of the time of delivery of the Prospectus or of any sale of the Shares. The Company's business, financial condition, results of operations and prospects may have changed since that date.

        All currency amounts in this Prospectus are stated in Canadian dollars, unless otherwise noted. All references to "dollars" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.

FORWARD-LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain certain information that may constitute forward-looking information and forward-looking statements (collectively, "Forward-Looking Statements") which are based upon the Company's current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as "expect," "likely," "may," "will," "should," "intend," "anticipate," "potential," "proposed," "estimate" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Forward-Looking Statements in this Prospectus include, but are not limited to, statements with respect to:

  •
  the performance of the Company's business and operations;

  •
  the Company's expectations regarding revenues, expenses and anticipated cash needs;

  •
  the intended expansion of the Company's facilities, including the construction and operation of Building 4 and the Greenhouse (as such terms are defined herein) at Peace Naturals Project Inc. ("Peace Naturals") and receipt of approval from Health Canada to increase the maximum production limits and sales from the expanded facilities and Cronos Israel and Cronos Australia (as such terms are defined herein) and the respective costs and timing associated therewith;

  •
  the expected growth in the number of patients using the Company's medical cannabis;

  •
  the expected growth in the Company's growing and production capacities;

  •
  expectations with respect to future production costs;

  •
  the expected methods to be used by the Company to distribute cannabis;

  •
  the competitive conditions of the industry;

  •
  the legalization of cannabis for recreational use in Canada, including federal and provincial regulations pertaining thereto, and the related timing thereof and the Company's intentions to participate in such market, if and when it is legalized;

  •
  the legalization of the use of cannabis for medical and/or recreational use in jurisdictions outside of Canada and the related timing thereof and the Company's intentions to participate in such markets outside of Canada, if and when such use is legalized;

  •
  laws and regulations and any amendments thereto applicable to the business;

  •
  the competitive advantages and business strategies of the Company;

  •
  the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;

  •
  the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis;

  •
  the Company's future product offerings; and

  •
  the anticipated future gross margins of the Company's operations.

        In particular, this Prospectus contains Forward-Looking Statements in connection with the anticipated Closing Date, anticipated TSXV and NASDAQ approval, the anticipated use of the net proceeds of the Offering and the preliminary revenue projections in respect of FY 2017 (as defined herein). Forward-Looking Statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. Certain of the Forward-Looking Statements contained herein concerning the cannabis industry and the general expectations of Cronos concerning the cannabis industry are based on estimates prepared by Cronos using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Cronos believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While Cronos is not aware of any misstatement regarding any industry or government data presented herein or information presented herein which is based on such data, the cannabis industry involves risks and uncertainties that are subject to change based on various factors, which factors are described further below.

        With respect to the Forward-Looking Statements contained in this Prospectus and the documents incorporated by reference herein, the Company has made assumptions regarding, among other things: (i) its ability to generate cash flow from operations and obtain necessary financing on acceptable terms; (ii) general economic, financial market, regulatory and political conditions in which the Company operates; (iii) the output from operations of Peace Naturals, Original BC Ltd. ("OGBC") and the Company's operations in Israel and Australia; (iv) consumer interest in the Company's products; (v) competition; (vi) anticipated and unanticipated costs; (vii) government regulation of the Company's activities and products and in the areas of taxation and environmental protection; (viii) the timely receipt of any required regulatory approvals; (ix) the Company's ability to obtain qualified staff, equipment and services in a timely and cost efficient manner; (x) the Company's ability to conduct operations in a safe, efficient and effective manner; and (xi) the Company's construction plans and timeframe for completion of such plans.

        Purchasers are cautioned that the above list of cautionary statements is not exhaustive. Known and unknown risks, many of which are beyond the control of the Company, could cause actual results to differ materially from the Forward-Looking Statements in this Prospectus. Such factors include, without limitation, those discussed in the "Risk Factors" section of this Prospectus, those discussed under the heading "Risk Factors" in the Annual Information Form (as defined herein) and those discussed under the heading "Risks and Uncertainties" in the Interim MD&A and Annual MD&A (as such terms are defined herein). The purpose of Forward-Looking Statements is to provide the reader with a description of management's expectations, and such Forward-Looking Statements may not be appropriate for any other purpose. You should not place undue reliance on Forward-Looking Statements contained in this Prospectus or in any document incorporated by reference. Although the

Company believes that the expectations reflected in such Forward-Looking Statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Forward-Looking Statements contained or incorporated by reference are made as of the date of this Prospectus or the document incorporated by reference, as applicable, and are based on the beliefs, estimates, expectations and opinions of management on the date such Forward-Looking Statements are made. The Company undertakes no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements, except as required by applicable law. The Forward-Looking Statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement.

FINANCIAL INFORMATION

        The Annual Financial Statements (as defined herein), incorporated by reference in this Prospectus have been prepared in accordance with IFRS, as issued by the IASB and are reported in Canadian dollars. The Interim Financial Statements (as defined herein), incorporated by reference in this Prospectus have been prepared in accordance with IFRS and are reported in Canadian dollars.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation incorporated under and governed by the Business Corporations Act (Ontario). Most of our directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of the Company's directors and officers and experts under the United States federal securities laws. The Company has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Company filed with the SEC, concurrently with the Company's registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the Offering.

 EXCHANGE RATE INFORMATION

        The following table sets forth, for each of the periods indicated, the period end exchange rate, the average exchange rate and the high and low exchange rates of one United States dollar in exchange for Canadian dollars, based on the historical noon exchange rates or, after January 1, 2017, the daily exchange rates, as reported by the Bank of Canada.

	Nine-Months Ended September 30		Year Ended December 31
	2017	2016	2017	2016	2015
	$	$	$	$	$
High	1.3743	1.4589	1.3743	1.4589	1.3990
Low	1.2128	1.2544	1.2128	1.2544	1.1728
Average	1.3074	1.3218	1.2986	1.3248	1.2787
Period End	1.2480	1.3117	1.2545	1.3427	1.3840

        The daily exchange rate on March 21, 2018, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars, was US$1.00 equals $1.2958.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents, each of which has been filed with, or furnished to, the securities commissions or similar regulatory authorities in each province of Canada, other than Québec, and with the SEC, are specifically incorporated by reference and form an integral part of this Prospectus:

  (a)
  the annual information form of the Company for the year ended December 31, 2016 dated October 25, 2017 (the "Annual Information Form");

  (b)
  the Company's audited consolidated financial statements as at and for the years ended December 31, 2016 and December 31, 2015 and related notes thereto, together with the independent auditors' report thereon (the "Annual Financial Statements");

  (c)
  the Company's management's discussion and analysis for the year ended December 31, 2016 (the "Annual MD&A");

  (d)
  the Company's unaudited condensed interim consolidated financial statements as at September 30, 2017 and for the three and nine month periods ended September 30, 2017 and September 30, 2016, and related notes thereto (except for page 1 of such financial statements containing a notice that the Company's auditor has not reviewed such financial statements) (the "Interim Financial Statements");

  (e)
  the Company's management's discussion and analysis for the three and nine month periods ended September 30, 2017 and September 30, 2016 (the "Interim MD&A");

  (f)
  the management information circular dated May 20, 2016 prepared in connection with the annual and special meeting of shareholders of the Company held on June 28, 2016;

  (g)
  the management information circular dated January 23, 2017 prepared in connection with the special meeting of shareholders of the Company held on February 24, 2017;

  (h)
  the management information circular of the Company dated May 26, 2017 prepared in connection with the annual meeting of shareholders of the Company held on June 28, 2017;

  (i)
  the material change report of the Company dated March 22, 2018 in respect of the Offering;

  (j)
  the material change report of the Company dated January 8, 2018 in respect of the announcement of a bought deal offering (the "January 2018 Bought Deal");

  (k)
  the material change report of the Company dated November 10, 2017 in respect of the closing of a previously announced bought deal offering (the "November 2017 Bought Deal");

  (l)
  the material change report of the Company dated October 23, 2017 in respect of the announcement of the November 2017 Bought Deal;

  (m)
  the material change report of the Company dated October 23, 2017 in respect of the distribution partnership with G. Pohl-Boskamp GmbH & Co. KG ("Pohl-Boskamp");

  (n)
  the material change report of the Company dated September 29, 2017 in respect of the closing of a non-brokered private placement (the "September 2017 Private Placement");

  (o)
  the material change report of the Company dated September 1, 2017 in respect of a debt financing with Romspen Investment Corporation ("Romspen");

  (p)
  the material change report of the Company dated March 17, 2017 in respect of the closing of a previously announced bought deal offering (the "March 2017 Bought Deal");

  (q)
  the material change report of the Company dated February 27, 2017 in respect of the Company's name change to "Cronos Group Inc.";

  (r)
  the material change report of the Company dated February 17, 2017 in respect of the announcement of the March 2017 Bought Deal; and

  (s)
  the template version (as such term is defined in National Instrument 41-101—General Prospectus Requirements ("NI 41-101")) of the term sheet for the Offering dated March 21, 2018 (the "Marketing Materials").

        Any documents of the type referred to in paragraphs (a) - (s) above or similar material and any documents required to be incorporated by reference herein pursuant to National Instrument 44-101—Short Form Prospectus Distributions, including any annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management's discussion and analysis relating thereto, or information circular or amendments thereto that the Company files with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the termination of this Offering will be deemed to be incorporated by reference in this Prospectus and will automatically update and supersede information contained or incorporated by reference in this Prospectus. In addition, any similar documents filed by us with the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part.

        Any statement contained in this Prospectus or a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, replaces or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

 MARKETING MATERIALS

        The Marketing Materials are not part of this Prospectus to the extent that the contents of the Marketing Materials have been modified or superseded by a statement contained in this Prospectus or any amendment.

        Any template version of "marketing materials" (as defined in NI 41-101) filed after the date of this Prospectus and before the termination of the distribution under the Offering (including any amendments to, or an amended version of, the marketing materials) is deemed to be incorporated in this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        The Company has filed with the SEC, under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Shares. This Prospectus does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or the documents incorporated by reference herein about the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, prospective investors should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Company will provide to each person to whom this Prospectus is delivered, without charge, upon request to the Secretary of the Company at 720 King Street West, Toronto, Ontario, M5V 2T3, Telephone: (416) 504-0004, copies of the documents incorporated by reference in this Prospectus. The Company does not incorporate by reference in this Prospectus any of the information on, or accessible through, its website.

        The Company files certain reports with, and furnishes other information to, each of the SEC and certain securities commissions or similar regulatory authorities of Canada. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the securities regulatory authorities in the applicable provinces of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Company's reports and other information filed or furnished with or to the SEC are available, from the SEC's Electronic Document Gathering and Retrieval System ("EDGAR") at www.sec.gov, as well as from commercial document retrieval services. You may also read (and by paying a fee, copy) any document the Company files with or furnishes to the SEC at the SEC's public reference room in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. The Company's Canadian filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR or EDGAR are neither incorporated in nor part of this Prospectus.

DESCRIPTION OF THE BUSINESS

Corporate Structure

        Cronos was incorporated on August 21, 2012 under the Business Corporations Act (Ontario) as 2339498 Ontario Inc. The Common Shares are listed on the TSXV and on the NASDAQ under the trading symbol "CRON".

        The following chart illustrates, as of the date of this Prospectus, the Company's wholly-owned subsidiaries, including their respective jurisdictions of incorporation and percentage of voting securities of each that are beneficially owned, controlled or directed by the Company. The Company does not beneficially own, control or direct, directly or indirectly, any restricted securities in any of its subsidiaries. The Company also holds minority interests in cannabis-related companies and Licensed Producers (as defined herein) and has entered into four strategic joint ventures. See "Business of the Company—Investments" and "Business of the Company—Joint Ventures and International Activities".

        Additional information with respect to the Company's history and a list of its material subsidiaries as at December 31, 2016 are included in the Annual Information Form, which is incorporated by reference into this Prospectus.

Business of the Company

        Cronos is a geographically diversified and vertically integrated global cannabis company whose principal activities are the production and sale of cannabis in federally legal jurisdictions, including Canada and Germany. Cronos has also established joint ventures in Israel and Australia. Currently, Cronos sells dried cannabis and cannabis oils under its medical cannabis brand, Peace Naturals.

Canadian Licensed Producers

        Cronos operates two wholly-owned licensed producers of medical cannabis pursuant to the provisions of the Controlled Drugs and Substances Act ("CDSA") and its relevant regulation, the ACMPR ("Licensed Producers"), namely, Peace Naturals, which has production facilities near Barrie, Ontario, and OGBC, which has a production facility in Armstrong, British Columbia.

Peace Naturals

        On October 31, 2013, Health Canada issued a license to Peace Naturals for activities related to the production and sale of dried cannabis flower under the ACMPR. Peace Naturals' current license has an effective term from November 1, 2016 to November 1, 2019, and grants Peace Naturals the authority to engage in, among other things, the production and sale of dried cannabis flower, cannabis resin, cannabis seeds, cannabis plants and cannabis oil (the "Peace Naturals ACMPR License").

        On January 22, 2018, the Company announced that Peace Naturals received a dealer's license (the "Peace Naturals Dealer's License," together with the Peace Naturals ACMPR License, the "Peace Naturals Licenses") pursuant to the Narcotic Control Regulations ("NCR") and CDSA from Health Canada for the possession, sale, transportation and delivery of controlled substances under the CDSA, including cannabis, tetrahydrocannabinol ("THC") and cannabidiol ("CBD"). The Peace Naturals Dealer's License allows Peace Naturals to export medical cannabis extracts, including concentrated oil and resin products internationally in accordance with an export permit issued under section 103 of the ACMPR or section 10 of the NCR. The Peace Naturals Dealer's License has an effective term from January 29, 2018 to December 31, 2018.

        Situated on approximately 90 acres of land zoned and licensed for cannabis production, Peace Naturals operates three completed production buildings (Building 1, Building 2 and Building 3) and is constructing additional capacity via a 286,0000 sq. ft. production facility ("Building 4") and a 28,000 sq. ft. greenhouse (the "Greenhouse"). Peace Naturals' production processes are Good Manufacturing Practices ("GMP") certified under relevant European Economic Area GMP directives by the national competent authority of Germany.

        Buildings 1, 2 and 3 are engaged in cultivation, processing, extraction, finishing and packaging, shipping and client care operations. These buildings incurred major renovations in the first half of 2017, including upgraded LED lighting, automation equipment, irrigation systems and other environmental control systems to improve yields and lower costs.

        In addition to large scale cultivation of premium dried flower, Building 4 will include:

  •
  designated areas for proprietary genetic breeding genomic testing;

  •
  a GMP-grade cannabinoid and terpene extraction, processing and bottling facility;

  •
  a GMP-grade analytical testing laboratory for Canadian, European and other pharmacopeia standards;

  •
  a GMP-grade analytical and chemical laboratory for formulation, delivery system and product development;

  •
  research and development ("R&D") grow and dry areas with compartmentalized chambers to conduct experiments on yield, genetic markers, and metabolite/terpene enhancement techniques;

  •
  a tissue culture laboratory and mass scale micro-propagation production area; and

  •
  a GMP-grade and industrial-grade kitchen.

        The Greenhouse is expected to provide a year-round low-cost supply of flower for extraction in a 2,257 sq. ft. GMP-grade extraction lab. The Greenhouse is designed as a testing facility for various production technologies. Any tests yielding favorable operational improvements would then be disseminated to the Company's other domestic and international facilities. Growing and cultivation of cannabis in the Greenhouse has commenced and the facility is in the process of becoming fully operational.

OGBC

        On February 24, 2014, Health Canada issued a cultivation license to OGBC under the ACMPR. OGBC's current license has an effective term from February 28, 2017 to February 28, 2020 and grants OGBC the authority to engage in the production and sale of dried cannabis flower (the "OGBC ACMPR License")

        Situated on 30 acres of land, 17 acres of which are zoned and licensed for cannabis production, OGBC's facility primarily engages in cultivation and processing operations. OGBC has completed several inter-company bulk transfers of dried cannabis to Peace Naturals to be sold under the Peace Naturals brand.

Joint Ventures and International Activities

        The Company has also entered into four strategic joint ventures to produce and sell cannabis:

  •
  MedMen Canada Joint Venture.  In March 2018, the Company announced a strategic joint venture with MedMen Enterprises USA, LLC ("MedMen"). Each of the Company and MedMen owns 50% of the equity interests of the joint venture, called MedMen Canada Inc. ("MedMen Canada"). MedMen Canada will be focused on a Canadian branded retail chain in provinces that permit private retailers, branded products and research and development activities in Canada. MedMen Canada will have access to the Company's production facilities while leveraging MedMen's brand recognition. In addition, the Company will be leveraging its regulatory expertise and knowhow to obtain the requisite licenses, approvals and permits from Health Canada for MedMen Canada to commence its operations.

  •
  Australia Joint Venture ("Cronos Australia").  In February 2018, the Company announced a strategic joint venture in Australia with NewSouthern Capital Pty Ltd. ("NewSouthern") for the research, production, manufacture and distribution of medical cannabis. Each of the Company and NewSouthern owns 50% of the equity interests in Cronos Australia and have equal board representation. The Company believes that Cronos Australia will serve as the Company's hub for Australia, New Zealand and South East Asia, bolstering the Company's supply capabilities and distribution network. In the initial phase of construction, Cronos Australia is planning to construct a 20,000 sq. ft. purpose built facility that is expected to produce up to 2,000 kilograms of cannabis annually. The Company's activities in respect of Cronos Australia have been approved by the TSXV. For a description of the Cronos Australia Licenses (as defined herein), see "License and Regulatory Framework in Australia—Cronos Australia Licenses".

  •
  Israel Joint Venture ("Cronos Israel").  In September 2017, the Company announced a strategic joint venture in Israel with the Israeli agricultural collective settlement Kibbutz Gan Shmuel ("Gan Shmuel") for the production, manufacture and distribution of medical cannabis. Following transfer of the Israel Codes (as defined herein) to Cronos Israel, the Company will hold a 70% interest in each of the nursery and cultivation operations and a 90% interest in each of the manufacturing and distribution operations of Cronos Israel. Gan Shmuel is situated on 1,500 acres of mixed-use agricultural/industrial land. In the initial phase of construction, Cronos Israel is planning to construct a 45,000 sq. ft. greenhouse that is expected to produce up to 5,000 kilograms of cannabis annually and a 17,000 sq. ft. manufacturing facility that will be utilized for analytics, formulation development, and research. The Company's activities in respect of Cronos Israel have been approved by the TSXV. Until exports are permitted under applicable Israeli law, products from Cronos Israel will be distributed domestically in the local Israeli market. For a description of the Israel Codes, see "License and Regulatory Framework in Israel—Cronos Israel Licenses".

  •
  Indigenous Roots Joint Venture ("Indigenous Roots").  In December 2016, the Company launched a strategic joint venture led by Phil Fontaine, former National Chief of the Assembly of First Nations. Indigenous Roots is a medical cannabis company that will work cooperatively with Canadian First Nations towards building and operating licensed facilities and providing medical cannabis to First Nations. The Company will own a 49.9% stake in Indigenous Roots. The Company believes that Indigenous Roots will provide Cronos with optionality for nontraditional distribution channels and incremental production capacity without dilution, and a strong brand for its portfolio. Indigenous Roots has commanded significant interest, having met with over 100 indigenous communities and leaders across Canada. Indigenous Roots is in the process of finalizing its capital raise. Once completed, Indigenous Roots is anticipated to commence construction of a 30,000 sq. ft. production facility at the premises of OGBC.

Investments

        The Company has also invested in and made loans to cannabis-related companies and Licensed Producers, including Whistler Medical Marijuana Company, Evergreen Medicinal Supply Inc., ABcann Global Corporation, Canopy Growth Corp. and The Hydropothecary Corporation. See Notes 8 and 9 of the Interim Financial Statements for additional information.

No U.S. Cannabis-Related Activities

        The Company does not engage in any U.S. cannabis-related activities. From time to time, the Company may have minority interests in non-U.S. cannabis companies (as disclosed in the Annual Information Form). Based on what is disclosed publicly by these minority investees, the Company is not aware of any U.S. cannabis-related activities of such minority investees as of the date of this Prospectus.

        Additional information with respect to the Company's business is included in the Annual Information Form and the Interim MD&A, both of which are incorporated by reference in this Prospectus.

Recent Company Developments

Preliminary 2017 Financial Year Results

        For the twelve months ended December 31, 2017 ("FY 2017"), based upon information currently available to management, the Company currently anticipates reporting revenue of between $3.8 million and $4.4 million, compared to $0.6 million for the twelve months ended December 31, 2016, with the year-over-year increase resulting primarily from higher unit sales, driven primarily by (i) increased patient registration and demand, as well as (ii) the fact that FY 2017 results included Peace Naturals revenues for the entire period compared with 2016 financial year results, which included Peace Naturals revenues only from September 2, 2016, when the Company acquired Peace Naturals, until December 31, 2016.

        All figures reported above with respect to the FY 2017 are preliminary and are unaudited and subject to change and adjustment as the Company prepares its consolidated financial statements for the years ended December 31, 2017 and December 31, 2016. Accordingly, investors are cautioned not to place undue reliance on the foregoing guidance. The Company is issuing preliminary results to enable it to disclose such information in connection with the Offering, and readers are cautioned that the preliminary results may not be appropriate for other purposes; the Company does not intend to provide preliminary results in the future. The preliminary results provided in this Prospectus constitute forward-looking statements within the meaning of applicable securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See "Forward-Looking Information".

Release of 2017 Financial Results

        The Company anticipates releasing its consolidated financial statements for the twelve months ended December 31, 2017 and December 31, 2016 on or about Monday, April 30, 2018.

MedMen Canada

        On March 19, 2018, the Company announced a strategic joint venture with MedMen. Each of the Company and MedMen owns 50% of the equity interests of the joint venture, MedMen Canada. MedMen Canada will be focused on a Canadian branded retail chain in provinces that permit private retailers, branded products and research and development activities in Canada. MedMen Canada will have access to the Company's production facilities and future expansions while leveraging MedMen's brand recognition. In addition, the Company will be leveraging its regulatory expertise and knowhow to obtain the requisite licenses, approvals and permits from Health Canada for MedMen Canada to commence its operations.

Stock Listings

        On February 26, 2018, the Company announced that trading of its Common Shares would be elevated from the Nasdaq International Designation program to the NASDAQ. The Common Shares began trading on the NASDAQ on February 28, 2018 under the trading symbol "CRON". On March 5, 2018, the Company announced that the Company was changing its ticker symbol on the TSXV from "MJN" to "CRON".

Cronos Australia

        On February 5, 2018, the Company announced its strategic joint venture with NewSouthern, Cronos Australia, and the grant of medicinal cannabis cultivation and research licenses to Cronos Australia. See "Business of the Company—Joint Ventures and International Activities".

Board Appointment

        On February 1, 2018, the Company announced the appointment of Mr. James D. Rudyk to the Board of Directors. Mr. Rudyk serves as the chair of the audit committee and is a member of the compensation committee.

January 2018 Bought Deal

        On January 24, 2018, the Company announced the closing of the January 2018 Bought Deal pursuant to which the Company sold a total of 5,257,143 Common Shares at a price of $8.75 per Common Share for aggregate gross proceeds of approximately $46.0 million. The January 2018 Bought Deal was completed by way of a short form prospectus offering in Canada.

Peace Naturals Dealer's License

        On January 22, 2018, the Company announced that Peace Naturals received a dealer's license pursuant to the NCR and CDSA from Health Canada for the possession, sale, transportation and delivery of controlled substances under the CDSA, including cannabis, THC and CBD. The Peace Naturals Dealer's License allows Peace Naturals to export medical cannabis extracts, including concentrated oil and resin products internationally.

Cronos Israel

        On November 9, 2017, the Company announced that its strategic joint venture with Gan Shmuel, Cronos Israel, had been approved by the TSXV. See "Business of the Company—Joint Ventures and International Activities".

November 2017 Bought Deal

        On November 8, 2017, the Company announced the closing of the November 2017 Bought Deal pursuant to which the Company sold a total of 5,476,190 Common Shares at a price of $3.15 per Common Share for aggregate gross proceeds of approximately $17.2 million. The November 2017 Bought Deal was completed by way of a short form prospectus offering in Canada.

Partnership with Pohl-Boskamp

        On October 12, 2017, the Company announced that it had entered into a strategic distribution partnership with Pohl-Boskamp, an international pharmaceutical manufacturer and supplier. Under the five-year exclusive distribution agreement, the Company's global subsidiaries will supply Peace Naturals branded cannabis products to Pohl-Boskamp for distribution within Germany. On December 27, 2017, the Company announced that its first shipment to Pohl-Boskamp of Peace Naturals branded products became available for sale across retail locations throughout Germany. Pohl-Boskamp distributes pharmaceutical products to approximately 10,500 pharmacies in Germany.

Regulatory Framework in Canada

Licenses and Regulatory Framework

        Pursuant to the Peace Naturals ACMPR License, Peace Naturals may, subject to further requirements set out in the ACMPR:

  (a)
  possess, produce, sell, transport, deliver and destroy cannabis, including live plants, clippings, oil, resin and seeds;

  (b)
  possess, produce, sell, transport, deliver and destroy dried cannabis;

  (c)
  possess and destroy CBD, CBD and delta-8-tetrahydrocannabinol; and

  (d)
  possess and destroy delta-9-THC.

        Pursuant to the OGBC ACMPR License, OGBC may, subject to further requirements set out in the ACMPR:

  (a)
  possess, produce, sell, transport, deliver and destroy cannabis, including live plants and clippings;

  (b)
  possess, produce, sell, transport, deliver and destroy dried cannabis; and

  (c)
  produce, possess and destroy cannabis seeds.

        In terms of selling and providing, and subject to further requirements set out in the ACMPR, Peace Naturals and OGBC may sell or provide:

  (a)
  cannabis and dried cannabis (and in the case of Peace Naturals, cannabis oil and cannabis resin) to:

  (i)
  another Licensed Producer;

  (ii)
  a licensed dealer (as defined in the ACMPR);

  (iii)
  the Federal Minister of Health; or

  (iv)
  a person to whom an exemption relating to the substance has been granted under section 56 of the CDSA; and

  (b)
  dried cannabis (and in the case of Peace Naturals, cannabis oil) to:

  (i)
  a client or an individual who is responsible for the client;

    (ii)
    a hospital employee, if the possession of the dried cannabis is for the purposes of and in connection with their employment; or

    (iii)
    a person to whom an exemption relating to the dried cannabis has been granted under section 56 of the CDSA.

        Permitted activities related to cannabis oils, like other forms of cannabis, includes strict terms and conditions that a Licensed Producer must comply with, including:

  •
  the cannabis must be shipped in secure, child resistant packaging;

  •
  Licensed Producers must include the same health warning messages that apply to dried cannabis;

  •
  Licensed Producers must not sell or provide any cannabis oil with a concentration of THC exceeding 30 mg per ml of oil;

  •
  Licensed Producers must ensure that the label specifies the amount (in milligrams) of THC and CBD;

  •
  Licensed Producers must ensure that the quantity of the fresh cannabis buds or leaves or cannabis oil is also labeled, in terms of equivalency to one gram of dried cannabis. Information on the conversion method must be published on the producer's website;

  •
  Licensed Producers must not make therapeutic claims in relation to the cannabis, unless they are otherwise approved under the Food and Drugs Act (Canada);

  •
  Licensed Producers must continue to comply with the record-keeping requirements for all transactions involving non-dried cannabis, including sales and destruction records; and

  •
  Licensed Producers must notify Health Canada of any adverse reactions related to fresh cannabis buds and leaves or cannabis oil of which they become aware.

        Peace Naturals and OGBC may also: (i) ship dried cannabis to a health care practitioner (as defined in the ACMPR) in the case referred to in subparagraph 130(1)(f)(iii) of the ACMPR; (ii) import cannabis if done in accordance with an import permit issued under section 95 of the ACMPR; and (iii) possess cannabis for the purpose of export and export cannabis if done in accordance with an export permit issued under section 103 of the ACMPR or section 10 of the NCR.

Summary of the ACMPR

        The ACMPR replaced the Marihuana for Medical Purposes Regulations (the "MMPR") as the governing regulations in respect of the production, sale and distribution of medical cannabis and related oil extracts. The replacement regulations were implemented as a result of the ruling by the Federal Court of Canada in the case of Allard v Canada which found the MMPR unconstitutional in violation of the plaintiffs' rights under Section 7 of the Canadian Charter of Rights and Freedoms due to the restrictions placed on a patient's ability to reasonably access medical cannabis.

        The ACMPR effectively combines the regulations and requirements of the MMPR, the Marihuana Medical Access Regulations and the section 56 exemptions relating to cannabis oil under the CDSA into one set of regulations. In addition, among other things, the ACMPR sets out the process patients are required to follow to obtain authorization from Health Canada to grow cannabis and to acquire seeds or plants from Licensed Producers to grow their own cannabis. Under the ACMPR, patients have three options for obtaining cannabis:

  (a)
  they can continue to access quality-controlled cannabis by registering with Licensed Producers;

  (b)
  they can register with Health Canada to produce a limited amount of cannabis for their own medical purposes; or

  (c)
  they can designate someone else to produce it for them.

        With respect to (b) and (c), starting materials, such as plants or seeds, must be obtained from Licensed Producers. It is possible that (b) and (c) could significantly reduce the addressable market for the Company's products and could materially and adversely affect the business, financial condition and results of operations of the Company. That said, management of the Company believes that many patients may be deterred from opting to proceed with options (b) or (c) since such steps require applying for and obtaining registration from Health Canada to grow cannabis, as well as the up-front costs of obtaining equipment and materials to produce such cannabis.

Reporting Requirements under the ACMPR

        As described under the ACMPR (see Part 1, Division 5 of the ACMPR), Licensed Producers are required to keep records of, among other things, their activities with cannabis, including all transactions (sale, exportation, and importation), all fresh or dried marijuana or cannabis oils returned from clients, and an inventory of cannabis (e.g. seeds, fresh harvested marijuana, dried marijuana, packaged marijuana, packaged marijuana seeds, cannabis oil, marijuana plants destined to be sold or provided). All records have to be kept for a period of at least two years, in a format that will be easily auditable, and must be made available to Health Canada upon request. All communications regarding reports for healthcare licensing authorities, including both those sent and received, are also subject to this two year requirement.

        A Licensed Producer must provide Health Canada with a case report for each serious adverse reaction to fresh or dried marijuana or cannabis oil within 15 days of the Licensed Producer becoming aware of the reaction. A Licensed Producer must annually prepare and maintain a summary report that contains a concise and critical analysis of all adverse reactions that have occurred during the previous 12 months (the serious adverse reaction reports and the summary reports must be retained by the Licensed Producer for a period of 25 years after the day on which they were made).

        Health Canada released an Information Bulletin titled, "Licensed Producers' Reporting Requirements" to provide an overview of the information Licensed Producers must provide to Health Canada on a monthly basis. Licensed Producers must provide, among other requirements, the following information to the Office of Controlled Substances for the previous month on or before the 15th day of each month:

  (a)
  With respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the amounts produced, as well as the amounts received from another Licensed Producer as follows:

  •
  total amount produced in the reporting period;

  •
  amount released for sale in the reporting period;

  •
  amount of fresh and dried marijuana produced in the reporting period and intended for extraction activities; and

  •
  amount received from other Licensed Producers during the reporting period;

  (b)
  With respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the total amount sold or transferred to the following during the reporting period:

  •
  registered clients;

  •
  other Licensed Producers; and

  •
  licensed dealers;

  (c)
  Number of clients registered (including breakdowns of different types of clients);

  (d)
  Number of clients registered by province or territory of residence (including breakdowns of different types of clients);

  (e)
  Number of refused registrations and refusals to fill order;

  (f)
  With respect to fresh and dried marijuana and cannabis oil, Licensed Producers must report as of the final day of the reporting period the amounts held in inventory as follows:

  •
  total amount held in inventory;

  •
  amount intended for sale but not yet approved held in inventory;

  •
  amount approved for sale held in inventory;

  •
  amount of samples in inventory; and

  •
  amount of fresh and dried marijuana intended for extraction activities held in inventory;

  (g)
  With respect to cannabis seeds and marijuana plants, Licensed Producers must report:

  •
  the total number of plants held in inventory;

  •
  the number of plants destined to be sold as starting material held in inventory;

  •
  the total weight of seeds held in inventory; and

  •
  the number and weight of seeds destined to be sold as starting material held in inventory;

  (h)
  Licensed Producers must also include in their report the total amounts ready to be destroyed, but still held in inventory on the final day of the reporting period;

  (i)
  Total amount of cannabis imported during the reporting period;

  (j)
  Total amount of cannabis exported during the reporting period;

  (k)
  Total amount of cannabis lost or stolen during the reporting period;

  (l)
  With respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the total amount:

  •
  that was destroyed during the reporting period; and

  •
  of waste (e.g., plants, leaves, twigs) destroyed during the reporting period;

  (m)
  With respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the total amount returned from clients during the reporting period;

  (n)
  Licensed Producers must report the total number of shipments sent to the following during the reporting period:

  •
  registered clients;

  •
  registered clients for interim supply;

  •
  other Licensed Producers; and

  •
  licensed dealers;

  (o)
  Licensed Producers must report the total number of shipments sent to the following in each province and territory:

  •
  registered clients;

    •
    registered clients for interim supply;

    •
    other Licensed Producers; and

    •
    licensed dealers;

  (p)
  Average daily amount of marijuana for medical purposes authorized;

  (q)
  Median daily amount of marijuana for medical purposes authorized;

  (r)
  Average shipment size sent to registered clients during the reporting period;

  (s)
  Median shipment size sent to registered clients during the reporting period;

  (t)
  List of ten highest unique daily authorized amounts and the frequency with which they occur;

  (u)
  List of daily authorized amounts in specified increments:

  •
  0 to 1 grams;

  •
  1.1 to 2 grams;

  •
  2.1 to 3 grams;

  •
  3.1 to 4 grams;

  •
  4.1 to 5 grams;

  •
  5 to 10 grams;

  •
  10 to 15 grams; and

  •
  > 15 grams;

  (v)
  Total number of shipments to registered clients per each 10 gram interval between 0 and 150 grams;

  (w)
  List of all health care practitioners who have completed medical documents for cannabis for medical purposes for registered clients and their location;

  (x)
  List of all nurse practitioners who have completed medical documents for cannabis for medical purposes for registered clients and their location;

  (y)
  Cannabis with which they are conducting R&D activities; and

  (z)
  Activities with respect to cannabis products, other than marijuana or cannabis oil (e.g. cannabis resin).

Export Permits

        Export permits issued by Health Canada are specific to each shipment. To apply for a permit to export cannabis, a Licensed Producer must submit significant information to the Canadian Minister of Health (the "Minister of Health"), including information about the substance to be exported (including description, intended use, quantity) and the importer. As part of the application, applicants are also required to provide a copy of the import permit issued by a competent authority in the jurisdiction of final destination and to make a declaration to the Minister of Health that the shipment does not contravene the laws of the jurisdiction of the final destination or any country of transit or transshipment. Export permits are time limited and the Minister of Health may include conditions that the export permit holder must meet in order to comply with an international obligation, or reduce any potential public health, safety or security risk, including the risk of the exported substance being diverted to an illicit market or use. Moreover, the jurisdiction of import may impose additional obligations on a Canadian exporter. Export permit holders must also comply with post-export reporting requirements.

Recent Regulatory Developments

Federal Developments

        On December 13, 2016, the Task Force on Cannabis Legalization and Regulation (the "Task Force"), which was established by the Canadian Federal Government to seek input on the design of a new system to legalize, strictly regulate and restrict access to cannabis, published its report outlining its recommendations. On April 13, 2017, the Canadian Federal Government released Bill C-45, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts ("Bill C-45"), which proposes the enactment of the Cannabis Act (Canada) (the "Cannabis Act") to regulate the production, distribution and sale of cannabis for medical and unqualified adult use. On November 27, 2017, the House of Commons passed Bill C-45, and on December 20, 2017, the Prime Minister communicated that the Canadian Federal Government intends to legalize cannabis in the summer of 2018, despite previous reports of a July 1, 2018 deadline. As of March 21, 2018, Bill C-45 is being studied by the Senate, who must also pass Bill C-45 in order for it to become law.

        On February 6, 2018, Public Safety Minister, Ralph Goodale, announced that, while Bill C-45 was still on schedule to receive royal asset in July 2018, implementation of various aspects of the regime, including preparing markets for retail sales, could take another eight to twelve weeks from such date. The impact of such regulatory changes on Cronos' business is unknown, and the proposed regulatory changes may not be implemented at all. See "Risk Factors—Risks Related to the Industry and Our Business—There can be no assurance that the legalization of recreational cannabis by the Government of Canada will occur and the legislative framework pertaining to the Canadian recreational cannabis market is uncertain".

        On October 3, 2017, the Parliamentary Standing Committee on Health (the "HESA") proposed amendments to the Cannabis Act to provide, among other things, that edibles containing cannabis and cannabis concentrates would be added to the classes of cannabis an authorized person may sell. In addition, HESA's proposed amendments provide that a framework for the sale of edibles and cannabis concentrates would be implemented within a year of the Cannabis Act coming into force. HESA's proposed amendments were incorporated into Bill C-45.

        On November 21, 2017, Health Canada released a consultation paper entitled "Proposed Approach to the Regulation of Cannabis" (the "Proposed Regulations"). Interested stakeholders were invited to share their views on the Proposed Regulations until January 20, 2018. On March 19, 2018, Health Canada published a summary of the comments received on the Proposed Regulations as well as some proposed additions to the regulatory proposal (the "Summary of Comments"), although all of the details are still subject to change until final regulations are published.

        The Proposed Regulations were divided into the following seven major categories:

  1.
  Licenses, Permits and Authorizations;

  2.
  Security Clearances;

  3.
  Cannabis Tracking System;

  4.
  Cannabis Products;

  5.
  Packaging and Labelling;

  6.
  Cannabis for Medical Purposes; and

  7.
  Health Products and Cosmetics Containing Cannabis.

Licenses, Permits and Authorizations

        The Proposed Regulations would establish different types of authorizations based on the activity being undertaken and, in some cases, the scale of the activity. Rules and requirements for different categories of authorized activities are intended to be proportional to the public health and safety risks posed by each category of activity. The types of proposed authorizations include: (i) cultivation; (ii) processing; (iii) sale to the public for medical purposes and non-medical purposes in provinces and territories that have not enacted a retail framework; (iv) analytical testing; (v) import/export; and (vi) research.

        Cultivation licenses would allow for both large-scale and small-scale (i.e. micro) growing of cannabis, subject to a stipulated threshold. Industrial hemp and nursery licenses would also be issued as a subset of cultivation licenses. Health Canada is considering a number of options for establishing and defining a "micro-cultivator" threshold, such as plant count, size of growing area, total production, or gross revenue. Part of the stated purpose of the Proposed Regulations was to solicit feedback from interested stakeholders regarding the most appropriate basis for determining what such threshold should be. The Summary of Comments states that consideration is being given to restricting the number of micro-cultivation and microprocessing licenses at a single site to avoid allowing anyone to combine multiple micro-scale licenses to avoid meeting the requirements associated with standard licenses. In addition, the Summary of Comments states that it will be proposed that final regulations define micro-scale licenses as follows:

  •
  Micro-cultivation license would authorize the cultivation of a plant canopy area of no more than 200 square metres

  •
  Micro-processing license would authorize the processing of no more than 600 kilograms of dried cannabis (or equivalent) per year, or the entire output of a single micro-cultivation license.

        The Proposed Regulations provide that all licenses issued under the Cannabis Act would be valid for a period of no more than five years and that no licensed activity could be conducted in a dwelling-house. The Proposed Regulations would also permit both outdoor and indoor cultivation of cannabis. The implications of the proposal to allow outdoor cultivation are not yet known, but such a development could be significant as it may reduce start-up capital required for new entrants in the cannabis industry. It may also ultimately lower prices as capital expenditure requirements related to growing outside are typically much lower than those associated with indoor growing. The Summary of Comments suggests that although people are generally supportive of outdoor cultivation, final regulations might address concerns related to risks of theft and diversion, impact on adjacent crops, good production practices and management of odour during flowering.

Security Clearances

        It is proposed that select personnel (including individuals occupying a "key position," directors, officers, large shareholders and individuals identified by the Minister of Health) associated with certain licenses issued under the Cannabis Act would be obliged to hold a valid security clearance issued by the Minister of Health. The Proposed Regulations would enable the Minister of Health to refuse to grant security clearances to individuals with associations to organized crime or with past convictions for, or an association with, drug trafficking, corruption or violent offences. This is the approach in place today under the ACMPR and other related regulations governing the licensed production of cannabis for medical purposes.

        According to the Summary of Comments, a number of commenters felt that the proposed requirement for large shareholders to hold security clearances would be difficult to enforce, and that it would be relatively simple to structure investments and assets to avoid the requirement. As a result, Health Canada is considering alternative options to reduce the risk of criminal organizations establishing a financial relationship with legal cannabis producers. According to the Summary of Comments, such measures could include requiring license applicants to submit financial information (including information about investors) as part of the license application process. This information could then be used in determining whether to refuse to issue or renew a license, should public safety concerns be raised. As well, the regulations could require regular, ongoing reporting of financial information by licensees to help identify suspicious financial relationships or arrangements that may warrant additional regulatory action (including, for example, a license suspension).

        Health Canada acknowledges in the Proposed Regulations that there are individuals who may have histories of non-violent, lower-risk criminal activity (for example, simple possession of cannabis, or small-scale cultivation of cannabis plants) who may seek to obtain a security clearance so they can participate in the legal cannabis industry. Under the new set of rules, the Minister of Health would be authorized to grant security clearances to any individual on a case-by-case basis.

Cannabis Tracking System

        As currently proposed under the Cannabis Act, the Minister of Health would be authorized to establish and maintain a national cannabis tracking system. The purpose of this system would be to track cannabis throughout the supply chain to help prevent diversion of cannabis into, and out of, the legal market. The Proposed Regulations would provide the Minister of Health with the authority to make a ministerial order that would require certain persons named in such order to report specific information about their authorized activities with cannabis, in the form and manner specified by the Minister of Health.

Cannabis Products

        The Proposed Regulations would permit the sale to the public of dried cannabis, cannabis oil, fresh cannabis, cannabis plants, and cannabis seeds. It is proposed that the sale of edible cannabis products and concentrates (such as hashish, wax and vaping products) would only be permitted within one year following the coming into force of the Cannabis Act. According to the Summary of Comments, many commenters urged the government to allow the sale of edibles and concentrates immediately. However, based on the Summary of Comments, the government has not changed its position and states that necessary regulations addressing edibles containing cannabis and cannabis concentrates will be put in place within one year following the coming into force of the proposed Cannabis Act. The Summary of Comments also states that Health Canada plans to consult broadly on these regulations with the provinces and territories, industry, the public health community and other interested stakeholders.

        The Proposed Regulations acknowledge that a range of product forms should be enabled to help the legal industry displace the illegal market. Additional product forms that are mentioned under the Proposed Regulations include "pre-rolled" cannabis and vaporization cartridges manufactured with dried cannabis. Specific details related to these new products are to be set out in a subsequent regulatory proposal.

Packaging and Labelling

        The Proposed Regulations would set out requirements pertaining to the packaging and labelling of cannabis products. Such requirements would promote informed consumer choice and allow for the safe handling and transportation of cannabis. Consistent with the requirements under the ACMPR, the Proposed Regulations would require all cannabis products to be packaged in a manner that is tamper-evident and child-resistant. The Summary of Comments makes it clear that these requirements will also apply to cannabis accessories, such as rolling paper and gel capsules, that contain cannabis.

        While minor allowances for branding would be permitted, in the Proposed Regulations, Health Canada stated that it would propose strict limits on the use of colours, graphics, and other special characteristics of packaging, and products (both medical and recreational) would be required to be labelled with specific information about the product, contain mandatory health warnings similar to tobacco products, and be marked with a clearly recognizable standardized cannabis symbol.

        The Summary of Comments has provided significant details on the label content and labelling requirements that the Canadian Federal Government intends to propose. These details include:

  •
  a standardized cannabis symbol that would need to appear on every label, including specific requirements with respect to its size, placement and appearance;

  •
  mandatory health warning messages that would need to appear on every label, including specific requirements with respect to their size, placement and appearance. The proposed warnings cover six topics related to harms related to smoke, pregnancy/breastfeeding, operating vehicles/machinery, addiction, psychosis/schizophrenia and youth use. A warning (comprised of a primary and secondary message) would need to appear on every label, and the different warnings would need to be rotated on package labels; and

  •
  requirements with respect to information on THC and CBD content, as well as other information that would be required on each label, including specific requirements with respect to the size, placement and appearance of this information.

        The intended proposal is that, consistent with the Task Force's recommendation to require plain packaging of cannabis products, the regulations would set strict requirements related to the use of branding, logos, and colours. Specifically:

  •
  only one other brand element (in addition to the brand name) could be displayed. This element could include, for example, a slogan or logo. If it is a text element, the font must be no larger than the font of the health warning message, and must be a single, uniform colour. If the brand element is a graphic, image or logo, it would be required to be no larger than the standardized cannabis symbol;

  •
  it would be prohibited to display any other image or graphic;

  •
  label and package backgrounds would need to be a single, uniform colour (inside and outside);

  •
  it would be prohibited to use any fluorescent or metallic colours;

  •
  colours must contrast with the colours of the standardized cannabis symbol and the background of the health warning messages;

  •
  labels and packaging could not have any coating (e.g. could not be glossy), embossing (raised or recessed relief images), texture, foil, cut-outs or peel-away labels;

  •
  any over-wrap must be clear; and

  •
  it would be prohibited to include any insert in a package.

        In addition, the Summary of Comments states that the intention is to propose that the regulations would require that the immediate container be opaque or translucent. Products could have both an inner and outer package, but every package would need to be labelled in accordance with the proposed requirements. Finally, the regulations would require licensed processors to ship an informational document developed by Health Canada with every package delivered to a federally-, provincially-, or territorially-licensed distributor or retailer. The document would not be required to be included as an insert in the package, but would be provided to consumers with the sale or delivery of the package. The document would provide adult consumers with health and safety information, such as precautions and directions for use, and would be updated periodically to take into account new information and evidence.

        To facilitate the orderly transition from the current packaging and labelling requirements under the ACMPR to the new regulatory requirements, the Summary of Comments states that the intention is to propose a transition period for cannabis products sold for medical purposes. Specifically, it is proposed that for six months following the coming into force of the proposed Cannabis Act, all cannabis products sold for medical purposes could be packaged and labelled in accordance with the current rules under the ACMPR.

Cannabis for Medical Purposes

        The proposed medical access regulatory framework would remain substantively the same as currently exists under the ACMPR, with proposed adjustments to create consistency with rules for non-medical use, improve patient access, and reduce the risk of abuse within the medical access system.

Health Products and Cosmetics Containing Cannabis

        Health Canada is proposing a scientific, evidence-based approach for the oversight of health products with cannabis that are approved with health claims, including prescription and non-prescription drugs, natural health products, veterinary drugs and veterinary health products, and medical devices. Under the Proposed Regulations, the use of cannabis-derived ingredients (other than certain hemp seed derivatives containing no more than 10 parts per million THC) in cosmetics, which is currently prohibited, is proposed to be permitted and subject to provisions of the Cannabis Act.

Provincial and Territorial Developments

        While the Cannabis Act provides for the regulation of the commercial production of cannabis for recreational purposes and related matters by the Canadian Federal Government, the Cannabis Act proposes that the provinces and territories of Canada will have authority to regulate other aspects of recreational cannabis (similar to what is currently the case for liquor and tobacco products), such as sale and distribution, minimum age requirements, places where cannabis can be consumed, and a range of other matters.

        The Governments of every Canadian province and territory have, to varying degrees, announced proposed regulatory regimes for the distribution and sale of cannabis for recreational purposes within those jurisdictions. Most of these Canadian jurisdictions have announced a minimum age of 19 years old, except for Québec and Alberta, where the minimum age will be 18.

British Columbia

        Although British Columbia has not yet tabled any cannabis bills, the Government of British Columbia announced in December 2017 that recreational cannabis will be sold in that province through both public and privately operated stores. The British Columbia Liquor Distribution Branch will be responsible for the public retail stores and will also be the province's wholesale distributor of non-medicinal cannabis. Licensing and monitoring of private retail stores will be the responsibility of the Liquor Control and Licensing Branch. In February 2018, the Government of British Columbia released further details about proposed cannabis regulation in the province. Adults will be allowed to use cannabis in places where tobacco smoking and vaping are permitted, but will be banned from smoking and vaping in areas frequented by children including beaches, parks and playgrounds, and the use of cannabis in any form will be banned for all occupants in vehicles. British Columbia will allow personal cultivation of up to four cannabis plants per household, but the province will allow landlords to prohibit home cultivation.

Alberta

        Alberta Bill 26, An Act to Control and Regulate Cannabis, and Bill 29, An Act to Reduce Cannabis and Alcohol Impaired Driving, received royal assent on December 15, 2017 and will come into force on proclamation. Sections 1-16 of Bill 29 have been proclaimed in force April 8, 2018. Bill 26 amends the Gaming and Liquor Act and will allow for the purchase of cannabis through privately run retail stores and government-operated online sales. The Alberta Gaming and Liquor Commission will be the sole wholesale distributor in the province. Consumption of cannabis will be allowed anywhere that tobacco consumption is permitted, but cannabis use will be banned in vehicles. Smoking and vaping cannabis will be prohibited on hospital, school or child care properties, and within prescribed distances of areas such as playgrounds, sports fields and outdoor pools. Albertans will be allowed to grow up to four plants per household, and there will be a possession limit of 30 grams of cannabis in a public place. The Regulations to the Gaming and Liquor Act were amended to include regulations related to cannabis on February 15, 2018 and will come into force upon the coming into force of Bill 26.

Saskatchewan

        The Government of Saskatchewan has announced that both wholesaling and retailing of recreational cannabis will be conducted by private companies, and will be regulated by the Saskatchewan Liquor and Gaming Authority. The Saskatchewan Liquor and Gaming Authority will issue approximately 60 retail permits to private stores located in roughly 40 municipalities and First Nations across the province. Municipalities will have the option of opting out of having a cannabis store if they choose, and so far five municipalities have opted out. On March 14, 2018, Bill 121, Cannabis Control (Saskatchewan) Act (the "Saskatchewan Act") had its first reading. The Saskatchewan Act sets a minimum age for cannabis consumption of 19. The Saskatchewan Act also restricts possession to 30 grams in public or four cannabis plants for personal use, and restricts consumption to private places except as exempted by regulation. The Government of Saskatchewan has said that they intend to adopt the federal rules around home growing, with a limit of four plants per household. Bill 112, The Miscellaneous Vehicle and Driving Statutes (Cannabis Legislation) Amendment Act, 2017 had its first reading on November 28, 2017 and amends the province's impaired driving laws.

Manitoba

        The Government of Manitoba has adopted a "hybrid model" for cannabis sales, whereby the retail sale of cannabis will be conducted by private retailers under the regulation and supervision of the Manitoba Liquor and Gaming Authority, and the supply of cannabis in the province will be secured and tracked by the Manitoba Liquor and Lotteries Corporation. Bill 11, The Safe and Responsible Retailing of Cannabis Act (Liquor and Gaming Control Act and Manitoba Liquor and Lotteries Corporation Act Amended) had its first reading on December 5, 2017. Following an application process between November and December 2017, the Government of Manitoba selected four groups to operate retail sales of cannabis in the province. Bill 11 will prohibit individuals from growing cannabis at their place of residence. The Government of Manitoba has also passed The Cannabis Harm Prevention Act (Various Acts Amended) to address health and safety concerns connected with legalized cannabis consumption, which include the prohibition against consuming cannabis in vehicles and against smoking cannabis in enclosed public places. Bill 11 also prohibits the consumption of cannabis in any manner in a cannabis retail store. On March 20, 2018, the Government of Manitoba also announced a proposal to prohibit smoking and vaping cannabis in outdoor public places.

Ontario

        On September 8, 2017, the Government of Ontario announced its proposed retail and distribution model of legalized recreational cannabis to be modelled on the current Liquor Control Board of Ontario ("LCBO") framework. On December 12, 2017, the Government of Ontario passed the Ontario Cannabis Retail Corporation Act, 2017 ("OCRCA") and the Cannabis Act, 2017 (Ontario), which will regulate the lawful use, sale and distribution of recreational cannabis. The OCRCA is already in force, but the Cannabis Act, 2017 (Ontario) is expected to come into force at the same time as federal legalization.

        The new Ontario legislation will, among other matters:

  •
  create a subsidiary of the LCBO, known as the Ontario Cannabis Store, to manage the distribution of recreational cannabis through stand-alone stores and an LCBO-controlled online order and distribution service, which together, will comprise the only channels through which consumers will be able to legally purchase recreational cannabis in Ontario;

  •
  ban the use of recreational cannabis in public places, workplaces and motor vehicles, as is the case with alcohol (restrictions relating to consumption of medical cannabis are covered under the Smoke-Free Ontario Act); and

  •
  create significant penalties for non-compliance.

        Other details of Ontario's approach will be set out in regulations to the Cannabis Act, 2017 (Ontario). Some initial regulations have already been published and additional regulatory proposals were published for public comment on January 18, 2018.

Québec

        Québec Bill 157, An Act to constitute the Société québécoise du cannabis, to enact the Cannabis Regulation Act and to amend various highway safety-related provisions, was introduced in November 2017 and had its second reading on February 13, 2018. Bill 157 will amend the Act respecting the Société des alcools du Québec to create a government agency to regulate cannabis sales as a parallel organization to the existing government-controlled alcohol retailer commonly known in the province as the "SAQ". Initial reports from the Government of Québec indicate that 15 government-run dispensaries will be opened initially, with up to 150 additional dispensaries to open within the following two years. Bill 157 will also enact the Cannabis Regulation Act which, among other things, will prohibit the cultivation of cannabis for personal purposes, and will limit cannabis consumption outside of private residences and other designated closed smoking rooms.

New Brunswick

        The Government of New Brunswick has introduced three bills related to cannabis: the Cannabis Control Act, the Cannabis Management Corporation Act, and the Cannabis Education and Awareness Fund Act. All three bills received royal asset on March 16, 2018. The Cannabis Management Corporation Act will establish a Crown corporation to oversee and regulate the distribution and sale of cannabis in the province. Retail sales of recreational cannabis will be conducted through a subsidiary of the New Brunswick Liquor Corporation. The Cannabis Control Act will limit the consumption of cannabis to private dwellings, vacant land, or other places prescribed by regulation.

Newfoundland and Labrador

        In November 2017, the Government of Newfoundland and Labrador announced that recreational cannabis will be sold through private stores, with the Crown-owned liquor corporation overseeing the distribution to private sellers who will sell it to consumers. Bill 23, An Act to Amend the Liquor

Corporation Act, had its second reading on November 23, 2017 and will give the Newfoundland and Labrador Liquor Corporation the authority to license and regulate private retailers. The Government of Newfoundland and Labrador has stated that the Newfoundland and Labrador Liquor Corporation will control the possession, sale and delivery of cannabis, and set prices. It will also be the initial online retailer and will sell cannabis products in isolated communities. The Government of Newfoundland and Labrador has issued a request for proposals for private retailers. The Government of Newfoundland and Labrador has said that consumption of cannabis will be restricted to private residences, and it has not made any indication that it will deviate from the federal rules allowing for the growth of four cannabis plants per household.

Prince Edward Island

        Following public consultation, the Government of Prince Edward Island has developed a proposed framework for the regulation of cannabis, although it has not yet tabled any cannabis bills. Cannabis will be sold through dedicated government-owned retail locations, and the government has identified four initial locations for retail stores based on population density. Based on the sales in those locations, the government will plan future expansion. Cannabis consumption will be restricted to private residences, with the possibility for other designated spaces in the future.

Yukon

        The Government of Yukon tabled Bill 15, the Cannabis Control and Regulation Act, on March 8, 2018. The act would allow the government to designate the Yukon Liquor Corporation to distribute and regulate the sale of cannabis in the territory. Retail sales of recreational cannabis will be conducted by a combination of private stores and stores owned by the Yukon Liquor Corporation. Bill 15 would prohibit the consumption of cannabis outside of a private dwelling-house.

The Northwest Territories

        The Government of the Northwest Territories has tabled Bill 6, the Cannabis Legalization and Regulation Implementation Act. It is proposed that the Northwest Territories Liquor Commission will be responsible for the distribution and sale of cannabis and that cannabis will initially be sold in existing liquor stores. Smoking cannabis will be prohibited in public places, subject to exceptions in the regulations. Communities in the Northwest Territories will be able to hold a plebiscite to prohibit cannabis, similar to the options currently available to restrict alcohol.

Nunavut

        Although it has not yet tabled any cannabis bills, the Government of Nunavut has proposed that the sale of cannabis products will be overseen by the Nunavut Liquor Commission, but that the Commission will be allowed to outsource certain operations (including retail sales) to private third party "agents". The government is proposing to allow sales in physical stores and online. The government has also proposed that cannabis consumption should only be allowed in private homes and in some designated public spaces where tobacco smoking is allowed.

Licenses and Regulatory Framework in Australia

        Legislation to permit the cultivation of cannabis for medicinal and related research purposes was passed by the Australian Parliament on February 29, 2016, with amendments related to licensed domestic cultivation coming into effect on October 30, 2016.

        Access by patients to medical cannabis in Australia is highly regulated. The two principal governmental agencies which oversee the federal medicinal cannabis regime are the Therapeutic Goods Administration, and the Office of Drug Control (the "ODC"), (although there is also a secondary level of permits issued by state level governments). Similar to the legislation in Canada, the legislation which governs the use of medical cannabis in Australia creates exemptions to existing narcotic control laws which permit patients to access cannabis through a prescribed process under the supervision of a treating physician, known as the "Special Access Scheme".

        In order to cultivate, produce and manufacture medicinal cannabis and medicinal cannabis-related products in Australia, a license granted by the Australian federal government is required. There are three categories of licenses relating to the cultivation and manufacture of cannabis-derived medications—cultivation, production and manufacturing. Cultivation and production permits regulate matters such as the types of cannabis plants that can be cultivated and the quantities of cannabis and cannabis resin that can be produced. Manufacturing permits regulate the types and quantities of drugs that can be manufactured. The ODC grants such licenses to applications after an application and review process. The ODC also grants specific cannabis research licenses for research activities relating to cannabis.

        In order to export cannabis from Canada to Australia for sale through licensed channels, an applicant is required to obtain permits in both Canada and Australia. In Australia, the ODC issues import licenses to an applicant which is capable of receiving and storing narcotics and issues import permits that authorize the import of specific shipments of cannabis or cannabis derived medication into Australia. In Canada, Health Canada issues export licenses under the ACMPR. Assuming an applicant has obtained the necessary Australian import license and permit, and is otherwise in compliance with applicable laws (including export laws of its local jurisdiction), it may import its products into Australia for sale.

Cronos Australia Licenses

        Cronos Australia was granted a medicinal cannabis cultivation license under Section 8F and a cannabis research license under Section 9J of the Narcotic Drugs Act 1976 by the ODC (the "Cronos Australia Licenses"). Cronos Australia is awaiting the grant of the cannabis manufacturing license for the manufacturing and processing of cannabis-related products (e.g., cannabis resin and cannabis oil) and an import license from the ODC. The manufacturing and import licenses have been applied for and are awaiting approval from the ODC. The ODC has not provided a timeline for its review and approval process.

        The medicinal cannabis cultivation license has an effective term from January 31, 2018 to January 30, 2019 and authorizes Cronos Australia to cultivate cannabis plants, to produce cannabis and cannabis resin and to package, transport, store, possess, test and control cannabis plants, cannabis and cannabis resin.

        The medicinal cannabis research license has an effective term from January 31, 2018 to January 30, 2019 and authorizes Cronos Australia to undertake, for the purposes of research, cultivation of cannabis plants, production of cannabis or cannabis resin and the packaging, transport, storage, possession and control of cannabis plants, cannabis and cannabis resin.

        Under the Narcotic Drugs Act 1967 and the Narcotic Drugs Regulation 2016, a medicinal cannabis cultivation and cannabis research license holder is required to comply with several conditions and requirements under the act and the regulations, including:

  •
  Security: license holders are required to demonstrate experience and capabilities to ensure employee and community safety during the production of medicinal cannabis. This includes the physical security of the premises and facilities. License holders must provide a detailed security plan highlighting a sophisticated infrastructure to ensure compliance with state and federal security requirements. The license holder must also provide detailed evidence of established relationships and engagement with any third-party providers, including but not limited to security monitoring stations, waste management services, and transportation/distribution services.

  •
  Personnel: license holders are required to detail their process for identifying and maintaining suitable staff for the period of their license, to mitigate potential risks and to ensure compliance at all times under the Narcotic Drugs Act 1976. This includes establishing a proven staffing policy with specific requirements for new employees and continuous checks of existing employees.

  •
  Record-keeping: license holders are required to provide detailed processes and solutions for maintaining pertinent records for the reconciliation and oversight of all activities, produced batches, and cannabis sales. The license holder is required to demonstrate a thorough understanding of operational workflow with controlled substances, provide insight into the stages at which records are taken and the systems through which those records are taken and maintained.

  •
  Quality assurance: license holders are required to demonstrate their commitment to quality control and quality assurance for the products being produced by providing detailed plans and standard operating procedures for facility design, workflow, sanitation, and control check-points. The license holder is also required to show established agreements with testing facilities, as well as detailed descriptions of the types of product testing being performed.

  •
  Corporate control: individuals who will have control over the organization, including but not limited to directors, officers and majority shareholders, must complete national criminal record checks. The individual must show evidence of the contractual obligation to one another and to the organization. These individuals are required to complete ongoing record checks at regular intervals, and any changes to the structure must be submitted and approved by the ODC. Those issued a license have demonstrated that key stakeholders meet the strict requirements set forth by the ODC.

  •
  Commitment to on-going research (in relation to the cannabis research license): license holders are required to provide a full and complete research proposal before they can be issued a cannabis research license. The research proposal is reviewed in its entirety, and identifies the third-parties and committees who will be involved in the research, and analyses of the results, to be undertaken at the premises. The ODC and delegates review these research proposals for efficacy and ensure that the research aligns with the objectives of advancing the Australian medicinal cannabis industry.

Licenses and Regulatory Framework in Israel

        In March 2017, the Israeli Health Ministry announced a new cannabis licensing regime, under which new market entrants were encouraged to apply for various licenses which were no longer vertically integrated. Previously, in June 2016, alongside the growing use and demand for medical cannabis, the Israeli government published Resolution No. 1587, which established a new regulatory framework for the "medicalization" of cannabis. The competent regulatory authority in Israel is the Medical Cannabis Unit of the Israeli Ministry of Health (the "Yakar").

        Since March 2017, the Yakar has issued a number of provisional cultivation licenses to applicants to develop production facilities. Final approvals for all stages of the cultivation, production, marketing and distribution of cannabis products are subject to compliance with all regulatory requirements. This process involves agricultural, security and production protocols and standards. Once applicants have completed construction of their production facilities and meet all required agricultural and security rules the Yakar will grant approval to commence and conduct actual cannabis operations.

        In addition to servicing the domestic market, the Yakar has stated its intention to make Israeli cannabis products available for export. Regulations related to this particular issue are under consideration. Under the proposed regulations those who receive a permit to grow cannabis would be permitted to export cannabis products to countries that permit the use of medical cannabis.

        In February 2018, Israeli Prime Minister Benjamin Netanyahu suspended the progress of reforms to allow the export of medical cannabis (the "Export Amendment") pending reviews by the Ministry of Health and the Chairman of the National Economic Council (the "NEC"). The NEC Chairman was instructed to conduct an economic feasibility report, while the Ministry of Health was to prepare an independent review to assess the risk of diversion of cannabis exports to recreational markets.

        On March 7, 2018, a bill to decriminalize the recreational use of cannabis (the "Recreational Bill"), imposing fines rather than criminal penalties for first- and second-time possession offenses, unanimously passed its first reading at the Israeli Parliament (the "Knesset"). The preliminary reading of the Recreational Bill in early February 2018 included the Export Amendment, which unanimously passed the preliminary reading along with the remainder of the Recreational Bill. However, the Export Amendment will need to be passed by the Knesset Labor, Welfare and Health Committee before it can continue to its first reading. Until exports are permitted under applicable Israeli law, products from Cronos Israel will be distributed domestically in the local Israeli market.

        The Company does not anticipate that these developments will affect the Company's strategic objectives or anticipated timelines in relation to Cronos Israel.

        Currently in Israel, medical cannabis is provided to patients on a "direct to patient" distribution model, whereby patients purchase medical cannabis directly from authorized medical cannabis suppliers.

Cronos Israel Licenses

        In early 2017, the Yakar granted Gan Shmuel preliminary licenses ("Israel Codes") to establish four distinct cannabis commercial operations: (1) propagation and breeding, (2) commercial cannabis cultivation, (3) extraction, formulation and packaging and (4) patient care and distribution. These Israel Codes are preliminary licenses granted to successful applicants to construct facilities for cannabis operations. Applicants at this stage are not yet officially permitted to propagate, cultivate, process or distribute cannabis until the nursery, cultivation and manufacturing facilities are constructed and pass inspections by the Yakar, after which point, assuming the facilities pass inspections, the Yakar will issue the final cannabis licenses for each operation.

        Gan Shmuel is in the process of obtaining approval from the Yakar to transfer the Israel Codes to Cronos Israel. After construction of the greenhouse (for nursery and cultivation operations) and the manufacturing facility is completed, (for extraction, production and packaging operations), the facilities will be inspected by the Yakar against various requirements and protocols set out in the directives promulgated under Resolution No. 1587 (including security standards, quality standards of cultivation, manufacturing and storage / delivery). Assuming the facilities pass the inspection, Cronos Israel expects to receive the final cannabis licenses for each of the operations from the Yakar.

Regulatory Framework in Germany for Imports

        The current regulatory regime in Germany permits the import of cannabis plants and plant parts for medicinal purposes under State control subject to the requirements under the United Nations Single Convention on Narcotic Drugs of 1961 ("UN Single Convention"). Current German legislation does not set up quantitative restrictions on imports, but requires importers to be licensed under the Federal Narcotics Act (Betäubungsmittelgesetz, "BtMG"). Any person wishing to cultivate, produce or trade in narcotic drugs, or without engaging in their trade, to import, export, supply, sell, otherwise place them on the market, or acquire narcotic drugs, requires a license issued by the Federal Institute for Drugs and Medical Devices (the "BfArM"). Permissions under such a license may be restricted in relation to:

  (1)
  the kind of narcotic drugs and of the trade in narcotic drugs;

  (2)
  the annual quantity and the stock of narcotic drugs;

  (3)
  the location of the sites; and

  (4)
  the production process and the starting, intermediate and finished products involved, even if they are not narcotic drugs.

        In addition to a narcotics import license, an importer, in each case, is required to submit an application for import authorization to the BfArM. Applications for import permits must include the specifics of the contemplated shipment. Import permits are issued on a shipment-specific basis and have a three-month validity period. The import permit, once granted, will specify, among other details, for each shipment:

  (1)
  the importer;

  (2)
  the exporter;

  (3)
  for every narcotic to be imported:

  a.
  the central pharmaceutical number (if available);

  b.
  the number of package units;

  c.
  the number of dosage units; and

  d.
  the name of the narcotic and concentration of active substances.

        Medicinal cannabis imported under the UN Single Convention subject to a license under the BtMG is placed on the market for the final consumer by pharmacists as individual preparation upon individual prescription. Typical preparations are for inhalation upon evaporation or as teas. Medical doctors may issue prescriptions of dried cannabis flowers of up to 100,000 mg, or 1,000 mg of cannabis extracts—the latter on a THC content basis—per patient each month.

        Cannabis extracts stemming from production for medicinal purposes under the UN Single Convention may be lawfully manufactured in or imported to Germany, subject to a license under the BtMG. Prescriptions by medical doctors are limited to 1,000 mg on a THC content basis per patient and month. Cannabis oils for patient use may be prepared in pharmacies from oils delivered as starting materials.

Exports to Germany by Peace Naturals

        Peace Naturals exports dried cannabis flower to Germany under Subdivision G of the ACMPR and pursuant to export permits issued by Health Canada for each shipment. Health Canada requires Licensed Producers to submit copies of valid import permits issued by a competent authority in the country of destination in each application for an export permit. Import permits for shipments are applied for and obtained by Pohl from the BfArM and once such import permits are received, Peace Naturals applies for and obtains export permits from Health Canada prior to export to Germany.

 CONSOLIDATED CAPITALIZATION

        There have been no material changes in the consolidated share and loan capital of the Company since September 30, 2017, the date of the Interim Financial Statements, with the exception of the 10,733,333 Common Shares issued pursuant to the November 2017 Bought Deal and January 2018 Bought Deal (together, the "Previous Bought Deals"). As at the date hereof, the Company has 161,632,481 Common Shares issued and outstanding. Upon completion of the Offering, there will be an aggregate of 172,052,481 Common Shares issued and outstanding (173,615,481 Common Shares outstanding if the Over-Allotment Option is exercised in full). See "Prior Sales".

        The following table sets forth the Company's cash, total debt and shareholders' equity, in each case, as at September 30, 2017 on: (i) an actual basis; (ii) on an as adjusted basis after giving effect to the Previous Bought Deals; and (iii) on an as adjusted basis after giving effect to both the Previous Bought Deals and the Offering.

	As at September 30, 2017
	Actual	As adjusted after giving effect to the Previous Bought Deals(1)(2)	As adjusted after giving effect to the Previous Bought Deals and the Offering(1)(2)(3)
Cash	$16,534,420	$75,989,420	$170,769,740
Total Debt(4)	5,890,584	5,890,584	5,890,584
Shareholders' Equity
Share Capital	67,566,497	127,021,497	221,801,817
Warrants	3,364,271	3,364,271	3,364,271
Contributed Surplus	1,638,202	1,638,202	1,638,202
Accumulated Deficit	(5,787,674)	(5,787,674)	(5,787,674)
Accumulated Other Comprehensive Income	739,072	739,072	739,072

Shareholders' Equity	67,520,368	126,975,368	221,755,688

Notes:

(1)
Not including the Common Shares issued pursuant to the exercise of stock options and purchase warrants since September 30, 2017. See "Prior Sales".

(2)
After deducting the underwriters' fee of $1,034,999.91 for the November 2017 Bought Deal and $2,760,000.08 for the January 2018 Bought Deal, but before deducting the expenses related thereto and without giving effect to the use of the net proceeds thereof. See "Use of Proceeds—November 2017 Bought Deal" and "Use of Proceeds—January 2018 Bought Deal".

(3)
Assuming the Over-Allotment Option is not exercised, and after deducting the Underwriters' Fee, but before deducting the expenses of the Offering.

(4)
Total Debt is comprised of current indebtedness and the construction loan payable. See the Interim Financial Statements.

        The above should be reviewed in conjunction with the Interim Financial Statements and Interim MD&A of the Company.

USE OF PROCEEDS

Proceeds

        The net proceeds to the Company from the Offering are estimated to be $94,780,320, after deducting the payment of the Underwriters' Fee of $5,251,680, but before deducting the expenses of the Offering. If the Over-Allotment Option is exercised in full, the net proceeds to the Company from the Offering are estimated to be $108,997,368, after deducting the Underwriters' Fee of $6,039,432, but before deducting the expenses of the Offering.

Principal Purposes

        The Company is conducting the Offering in order to take advantage of continuing favourable market conditions. The Company intends to use $15,000,000 for capital expenditures relating to international operations and capacity expansion, and the remaining net proceeds of the Offering for general working capital purposes, including working capital for the Company's international operations, and as capital on hand for potential new investment opportunities.

        The Company's plans for capital expenditures for international expansion of operations and capacity currently comprise of Cronos Australia and Cronos Israel.

Cronos Australia

        The Company expects to use $10,000,000 of the net proceeds of this Offering for its proportionate share of capital expenditures relating to construction and operating expenses of Cronos Australia in connection with Phase I of Cronos Australia. In Phase I, Cronos Australia is planning to construct a 20,000 sq. ft. purpose built facility that is expected to produce up to 2,000 kilograms of cannabis annually. With $10,000,000 of the net proceeds of this Offering, subject to construction cost overruns and construction delays due to unforeseen events which the Company is unable to anticipate at this point in time, the Company anticipates that its proportionate share of the construction costs of the facility in Phase I will be fully funded. The Company expects construction to commence in summer 2018 and for construction of the facility in Phase I to be completed in the first half of 2019.

Cronos Israel

        The Company expects to use $5,000,000 of the net proceeds of this Offering to purchase equipment for use in Cronos Israel's greenhouse and manufacturing facility for Phase I of Cronos Israel. Cronos Israel is in the process of finalizing design and construction plans and, based on the most recent designs and plans, the Company anticipates requiring the $5,000,000 to cover the costs of certain equipment required for the greenhouse and manufacturing facility, including HVAC, irrigation and fertigation systems. With $5,000,000 of the net proceeds of this Offering plus $10,000,000 of the net proceeds from the January 2018 Bought Deal, subject to construction cost overruns and construction delays due to unforeseen events which the Company is unable to anticipate at this point in time, the Company anticipates that the construction and purchase of equipment for the greenhouse and manufacturing facility for Cronos Israel Phase I will be fully funded. Cronos Israel has commenced initial construction work and anticipates completing the construction of the Cronos Israel greenhouse and manufacturing facility in the first quarter of 2019.

New investment opportunities and general working capital

        The remaining net proceeds, including any net proceeds realized from the exercise of the Over-Allotment Option, will be used for general working capital purposes, including general working capital for the Company's international operations. In addition to requiring funds for general working capital purposes, the Company believes it prudent to have capital on hand for new investment opportunities, which may include establishing new international distribution channels in jurisdictions where there is a federal legal framework for medical cannabis, including the associated costs of compliance with applicable regulatory requirements, and strategic R&D projects and initiatives. While the Company has not identified specific investments or projects it wishes to undertake, the Company believes it to be in its best interests to have access to capital for deployment as previously unknown opportunities arise. At the present time there is insufficient information available to precisely determine what capital will be needed for new investment opportunities, however, where warranted by the opportunities available, the Company may allocate part of the net proceeds of the Offering to pursue such opportunities.

        As the ACMPR permits Licensed Producers to export their intellectual property and genetics to other jurisdictions (subject to all applicable import and export permits and requirements), the Company is focused on developing international alliances and expansion in order to establish new international distribution channels. While the Company continues to evaluate potential new international distribution channels, the Company has not yet entered into definitive agreements in respect of any new international distributions channels. There can be no assurances that any of the new international distribution channels being evaluated by the Company will ultimately be pursued and, if pursued, what the timing, regulatory costs for compliance (including costs relating to obtaining the applicable import and export permits from Health Canada) and other working capital requirements may be. The Company may allocate part of the net proceeds of the Offering to pursue such international opportunities.

        All of the Company's current international activities are only in jurisdictions where a federal legal framework has been established for medical cannabis and such activities are in accordance with export permits issued to the Company by Health Canada. The Company will consider future international medical cannabis opportunities only to the extent that a federal legal framework develops for any such opportunities in the applicable jurisdiction. It is a policy of the Company that the Company will not carry on any U.S. cannabis-related activities or make material investments, directly or indirectly, in any business that carries on, directly or indirectly, any U.S. cannabis-related activities or any cannabis activities in any other jurisdiction where the sale of cannabis is federally unlawful.

        In conjunction with the Company's operational activities both domestically and internationally, the Company will also pursue R&D initiatives and the Company may utilize part of the net proceeds from the Offering to pursue such initiatives. While the Company regularly evaluates various R&D initiatives and collaboration projects, the Company has not yet determined to pursue any particular R&D initiative requiring the use of any of the remaining net proceeds of the Offering. As certain R&D initiatives may require an immediate upfront capital commitment or one or more additional immediate capital commitments during the course of a particular R&D initiative, the Company believes it is important to have funds available to quickly and flexibly pursue R&D initiatives. The Company expects to continue to evaluate potential R&D initiatives, including through continued discussions with outside research organizations and healthcare organizations, and to actively pursue other R&D initiatives that present themselves or become available. However, there can be no assurance that any of the R&D initiatives currently being evaluated by the Company or that may otherwise become available will ultimately be pursued and, if pursued, what the terms, capital requirements or timing of any such initiatives would be.

Additional Information

        The Company may reallocate the net proceeds of the Offering as market and regulatory indicators warrant in light of the anticipated legalization of a national recreational cannabis market and the legalization of medical cannabis in jurisdictions outside of Canada.

        Until applied, the net proceeds of the Offering will be held as cash balances in the Company's bank account or invested in certificates of deposit and other instruments issued by banks or obligations of or guaranteed by the government of Canada or any province thereof.

        The above-noted allocation represents the Company's intention with respect to its use of proceeds based on current knowledge, planning and expectations of management of the Company. Actual expenditures may differ from the estimates set forth above. There may be circumstances where, for sound business reasons, the Company reallocates the use of proceeds. See "Risk Factors—Risks relating to our Common Shares and this Offering—We have broad discretion in the use of net proceeds from this Offering and may not use them effectively".

        During the fiscal year ended December 31, 2016 and the nine month period ended September 30, 2017, the Company had negative cash flow from operating activities. Although the Company anticipates that it will have positive cash flow from operating activities in future periods, the Company cannot guarantee that it will have a cash flow positive status. To the extent that the Company has negative cash flow in any future periods, certain of the proceeds from the Offering may be used to fund such negative cash flow from operating activities. See "Risk Factors—Risks Related to the Industry and Our Business—We may not be able to secure adequate or reliable sources of funding required to operate our business".

January 2018 Bought Deal

        Below is a reconciliation of the manner in which the net proceeds from the January 2018 Bought Deal were used by the Company compared to the disclosure in the Company's final short form prospectus dated January 18, 2018 (the "January 2018 Final Prospectus").

Disclosure in the January 2018 Final Prospectus	Use of Proceeds
$5,000,000 for R&D initiatives, including cannabinoid production research and clinical trials.	The Company applied approximately $500,000 of the net proceeds of the January 2018 Bought Deal to R&D initiatives, including cannabinoid production research.

The remaining approximately $4,500,000 allocated for R&D initiatives in the January 2018 Final Prospectus has been set aside for ongoing research in product formulation, clinical trials, and cannabinoid production research and are expected to be applied in 2018.

$30,000,000 for expanding production capacity, including: (i) the continued expansion of production capacity at Building 4 and the Greenhouse; and (ii) the construction of Cronos Israel's production facilities and general working capital for Cronos Israel operations.
The Company applied approximately $13,400,000 of the net proceeds of the January 2018 Bought Deal for expanding production capacity, including $12,300,000 on general construction costs and deposits on equipment for the continued construction of Building 4 and the Greenhouse, $1,000,000 on clearing the land, and deposits on the greenhouse and equipment relating to Cronos Israel's production facilities and $100,000 on general working capital for Cronos Israel operations.

Disclosure in the January 2018 Final Prospectus	Use of Proceeds
The remaining approximately $16,600,000 allocated for expanding production capacity in the January 2018 Final Prospectus has been set aside for the continued construction of Building 4 and the Greenhouse, and the ongoing construction costs for Cronos Israel.

The remaining net proceeds for general working capital purposes which may include establishing new international distribution channels in jurisdictions where there is a federal legal framework for medical cannabis and the associated costs of compliance with applicable regulatory requirements.
The Company applied approximately $1,800,000 of the net proceeds of the January 2018 Bought Deal to general working capital.

The remaining approximately $6,300,000 (which does not account for the Company's expenses in relation to the January 2018 Bought Deal) has been set aside for continued general working capital purposes.

November 2017 Bought Deal

        Below is a reconciliation of the manner in which the net proceeds from the November 2017 Bought Deal were used by the Company compared to the disclosure in the Company's final short form prospectus dated November 3, 2017 (the "November 2017 Final Prospectus").

Disclosure in the November 2017 Final Prospectus	Use of Proceeds
$7,000,000 for expanding production at Peace Naturals. This includes general construction costs, the contractor's management fees, labor costs, material (e.g. structural steel, roofing material, and paneling) and equipment (e.g. irrigation, generators) for the continued construction of Building 4 and the Greenhouse.	The Company applied approximately $10,100,000 of the net proceeds of the November 2017 Bought Deal plus an additional $600,000 from operations, for a total of $10,700,000 to general construction costs and deposits on equipment for the continued construction of Building 4 and the Greenhouse.

Such amount represents the $7,000,000 allocated for such use in the November 2017 Final Prospectus, plus an additional amount equal to approximately $3,100,000 from the net proceeds allocated to general working capital purposes in the November 2017 Final Prospectus (including approximately $2,115,000 of the net proceeds from the exercise of the November 2017 Bought Deal over-allotment option) and an additional $600,000 from operations.

$3,000,000 for R&D initiatives, including product formulation and the purchase of associated production equipment.	The Company applied approximately $500,000 for R&D initiatives associated with plant and process productivity.

The remaining approximately $2,500,000 allocated for R&D initiatives in the November 2017 Final Prospectus has been set aside for ongoing research in product formulation, clinical trials, and plant process productivity and are expected to be applied in 2018.

Disclosure in the November 2017 Final Prospectus	Use of Proceeds
$3,000,000 for investment in the development of infrastructure for the anticipated distribution of cannabis pursuant to the Cannabis Act, including the development of branding and market positioning.	The Company applied approximately $1,000,000 in branding and new packaging, and consulting support for the development of infrastructure for distribution of cannabis pursuant to the Cannabis Act.

The remaining approximately $2,000,000, allocated for investment in the development of infrastructure for the anticipated distribution of cannabis pursuant to the Cannabis Act has been set aside for costs associated with obtaining distribution licenses in various provinces, hiring additional sales staff in connection with such anticipated expanded distribution and additional product offerings anticipated with recreational use in Canada (e.g., edibles).

The remaining net proceeds for general working capital purposes which may include establishing new international distribution channels in jurisdictions where there is a legal framework for medical cannabis and the associated costs of compliance with Health Canada and other regulatory requirements.
The Company reallocated approximately $3,100,000 (which does not account for the Company's expenses in relation to the November 2017 Bought Deal) originally allocated for general working capital purposes in the November 2017 Final Prospectus (including approximately $2,115,000 of the net proceeds from the exercise of the November 2017 Bought Deal over-allotment option), plus an additional $600,000 from operations, for a total reallocated amount of $3,700,000 to general construction costs and deposits on equipment for the continued construction of Building 4 and the Greenhouse. As a result, no net proceeds from the November 2017 Bought Deal were allocated to general working capital purposes.

September 2017 Private Placement

        Below is a reconciliation of the manner in which the net proceeds from the September 2017 Private Placement were used by the Company compared to the disclosure in the Company's news release dated September 18, 2017 (the "September 2017 News Release").

Disclosure in the September 2017 News Release	Use of Proceeds
$15,000,000 will be primary used for working capital and general corporate purposes and to fund the continued expansion of the Company's production capacity.	As previously disclosed in the Interim MD&A, the Company had applied approximately $6,075,000 of the $15,010,002 aggregate net proceeds of the September 2017 Private Placement as of the date of the Interim MD&A in the following manner: (i) $3,700,000 for construction and mechanical/engineering drawings for Building 4; (ii) $225,000 for renovations and improvements in Peace Naturals' production building Building 1; and (iii) $2,150,000 for production equipment deposits.

Since the date of the Interim MD&A, the Company has applied the remaining $8,935,002 net proceeds of the September 2017 Private Placement to general construction costs relating to the construction of Building 4, as well as production equipment deposits, including HVAC systems, generators and fertigation systems.

PLAN OF DISTRIBUTION

        Pursuant to an agreement dated effective March 22, 2018 (the "Underwriting Agreement") between the Company and the Underwriters, the Company has agreed to issue and sell and the Underwriters have agreed to purchase, as principals, on the Closing Date, or such other date as may be agreed upon by the Company and the Underwriters, subject to the terms and conditions contained therein, 10,420,000 Shares at the Offering Price, for aggregate gross consideration of $100,032,000, payable in cash to the Company against delivery of the Shares. The Underwriting Agreement provides that, in consideration of the services of the Underwriters in connection with this Offering, the Company will pay the Underwriters a fee equal to 5.25% of the gross proceeds of the Offering, equal to $0.504 per Share. All fees payable to the Underwriters will be paid on account of services rendered in connection with the Offering and will be paid from the gross proceeds of the Offering. The Company has also agreed in the Underwriting Agreement to pay the fees and expenses of the Underwriters incurred in connection with the Offering, including up to an amount not to exceed $500,000 for the fees and expenses of counsel to the Underwriters.

        The obligations of the Underwriters under the Underwriting Agreement are several (and not joint or joint and several), and may be terminated upon the occurrence of certain stated events. Such events include, but are not limited to, (a) a material adverse change, financial or otherwise, in the business, operations or condition (financial or otherwise) of the Company and its subsidiaries (taken as a whole), which, in the reasonable opinion of an Underwriter, would materially adversely affect the market price or market value of the Common Shares, and (b) any event, action, state, condition or financial occurrence, or any catastrophe, of national or international consequence, any law or regulation, or any other occurrence of any nature whatsoever, which in the reasonable opinion of an Underwriter, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Company. If an

Underwriter fails to purchase the Shares which it has agreed to purchase, the remaining Underwriter(s) may, but are not obligated to, purchase such Shares, provided that if the number of Shares that a defaulting Underwriter(s) agreed but failed to purchase is less than or equal to 11.0% of the aggregate number of Shares agreed to be purchased by the Underwriters, then the other Underwriters are severally obligated to purchase the Shares which the defaulting Underwriter or Underwriters failed to purchase, on a pro rata basis or as they may otherwise agree between themselves. If the aggregate amount of Shares not purchased is greater than 11.0% of the aggregate number of Shares agreed to be purchased by the Underwriters, then each of the Underwriters shall be relieved of its obligations to purchase its respective percentage of the Shares, subject to the terms and conditions of the Underwriting Agreement. The Underwriters are, however, obligated to take up and pay for all of the Shares if any of the Shares are purchased under the Underwriting Agreement.

        The Company has granted to the Underwriters an Over-Allotment Option, exercisable, in whole or in part, from time to time, by the Lead Underwriters on behalf of the Underwriters, until the day that is 30 days following the Closing Date, to purchase up to an additional 1,563,000 Over-Allotment Shares at the Offering Price to cover the Underwriters' over-allocation position, if any, and for market stabilization purposes. This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares issuable upon exercise of the Over-Allotment Option. A purchaser who acquires Over-Allotment Shares forming part of the Underwriters' over-allocation position acquires those Over-Allotment Shares under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

        The terms of the Offering, including the Offering Price, were determined by negotiation between the Company and the Underwriters.

        The Offering Price is payable in Canadian dollars only. The Underwriters propose to offer the Shares initially at the Offering Price. After the Underwriters have made a reasonable effort to sell all of the Shares at the Offering Price, the Offering Price may be decreased and may be further changed from time to time to an amount not greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Shares is less than the gross proceeds paid by the Underwriters to the Company.

        The Company has also agreed to use commercially reasonable efforts to cause each of the directors and executive officers of the Company to enter into lock up agreements in favour of the Underwriters evidencing their agreement, subject to certain exceptions, not to, for a period of 90 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, grant an option to purchase, make any short sale or otherwise dispose of or transfer, or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of the Common Shares, or announce its intention to do any of the foregoing, whether now owned directly or indirectly, or under their control or direction, other than pursuant to the terms of the lock up agreements.

        The Company has agreed with the Underwriters that, subject to certain exceptions, it will not, among other things, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement in respect thereof, for a period of 90 days after the Closing Date without the prior written consent of the Lead Underwriters, on behalf of the Underwriters, which consent shall not be unreasonably withheld, conditioned or delayed.

        Pursuant to policy statements of certain securities regulators, the Underwriters may not, throughout the period of distribution, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions including: (i) a bid or purchase permitted under the Universal Market

Integrity Rules for Canadian Marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and passive market making activities; (ii) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of the distribution; or (iii) transactions in compliance with U.S. federal securities laws. Under the first-mentioned exception, and in connection with this distribution, the Underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. The Underwriters may carry out these transactions on the TSXV, on the NASDAQ, in the over-the-counter market or otherwise.

        Subscriptions will be received subject to rejection or allotment, in whole or in part, and the Underwriters reserve the right to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about April 6, 2018, or such other date as may be agreed upon by the Company and the Underwriters, and, for greater certainty, the Shares (other than the Over-Allotment Shares) are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of the receipt of the (final) short form prospectus.

        It is anticipated that the Shares will be delivered under the book-based system through CDS or its nominee and deposited in electronic form. A purchaser of Shares will receive only a customer confirmation from the registered dealer from or through which the Shares are purchased and who is a CDS depository service participant. CDS will record the CDS participants who hold Shares on behalf of owners who have purchased Shares in accordance with the book-based system. No definitive certificates will be issued unless specifically requested or required.

        Neither the Company nor the Underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Shares held by CDS or the payments relating thereto; (b) maintaining, supervising or reviewing any records relating to the Common Shares; or (c) any advice or representation made by or with respect to CDS and those contained in this Prospectus and relating to the rules governing CDS or any action to be taken by CDS or at the direction of its CDS participants. The rules governing CDS provide that it acts as the agent and depository for the CDS participants. As a result, CDS participants must look solely to CDS and persons, other than CDS participants, having an interest in the Shares must look solely to CDS participants for payments made by or on behalf of the Company to CDS in respect of the Common Shares.

        It is expected that delivery of the Shares will be made against payment therefor on or about the Closing Date specified on the cover page of this Prospectus, which will not be two business days following the date of the final Prospectus (this settlement cycle being referred to as "T+2"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Shares prior to the Closing Date will be required, by virtue of the fact that the Shares will not settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Shares who wish to trade their Shares prior to the Closing Date should consult their own advisors.

        The Offering is being made in each of the provinces of Canada, excluding the province of Québec, and the United States. The Shares will be offered in each of the relevant provinces of Canada and the United States through those Underwriters or their affiliates who are registered to offer the Shares for sale in such provinces and the United States and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters may offer the Shares in such other jurisdictions outside of Canada and the United States as agreed between the Company and Underwriters.

        In connection with the sale of the Shares, the Underwriters may receive compensation from us or from purchasers of the Shares for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Shares by them may be deemed to be underwriting commissions under the U.S. Securities Act.

        Pursuant to the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters and their directors, officers, employee, and agents against certain liability and expenses and to contribute to payments the Underwriters may be required to make in respect thereof.

        The Company has applied to list the Shares on the TSXV and the NASDAQ. Listing will be subject to the Company fulfilling all of the listing requirements of the TSXV and the NASDAQ.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Offering

        The Offering consists of Shares that are offered at the Offering Price of $9.60 per Share.

Authorized Share Capital

        The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of special shares. As of the date of this Prospectus, there are 161,632,481 Common Shares issued and outstanding, and no special shares issued and outstanding.

Common Shares

        The holders of the Common Shares are entitled to one vote per share at all meetings of the shareholders of the Company either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Company, and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company.

        The Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The Common Shares are not subject to call or assessment rights or any pre-emptive or conversion rights. There are no provisions for redemption, purchase for cancellation, surrender or purchase of funds.

Dividends

        As of the date of this Prospectus, Cronos has not declared dividends and has no current intention to declare dividends on its Common Shares in the foreseeable future. Any decision to pay dividends on its Common Shares in the future will be at the discretion of Cronos' Board of Directors and will depend on, among other things, the Company's results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the Board of Directors may deem relevant.

 PRIOR SALES

        The following table sets forth the details regarding all issuances of Common Shares, including issuances of all securities convertible or exchangeable into Common Shares, during the 12-month period preceding the date of this Prospectus.

Date	Type of Security Issued	Issuance/Exercise Price per Security		Number of Securities Issued
March 24, 2017	Common Shares	$1.15	(1)	171,695
April 4, 2017	Common Shares	$1.15	(1)	93,000
April 4, 2017	Common Shares	$1.23	(1)	30,416
April 12, 2017	Common Shares	$0.31	(1)	350,877
April 12, 2017	Common Shares	$0.08	(1)	744,198
April 12, 2017	Options(2)	$3.14		3,299,000
April 28, 2017	Common Shares	$1.15	(1)	35,043
May 25, 2017	Common Shares	$0.08	(1)	165,377
May 31, 2017	Common Shares	$0.31	(1)	192,982
June 28, 2017	Common Shares	$0.08	(1)	50,000
July 17, 2017	Common Shares	$0.08	(1)	248,066
July 17, 2017	Common Shares	$0.50	(1)	83,333
July 17, 2017	Common Shares	$0.31	(1)	157,894
August 23, 2017	Options(2)	$2.42		2,903,000
August 24, 2017	Common Shares	$0.245	(1)	2,300,000
September 6, 2017	Common Shares	$0.245	(1)	48,720
September 25, 2017	Common Shares(3)	$2.25		6,671,112
September 29, 2017	Common Shares	$1.23	(1)	1,250
October 11, 2017	Common Shares	$0.08	(1)	951,064
November 8, 2017	Common Shares(4)	$3.15		5,476,190
November 9, 2017	Options(2)	$3.32		200,000
November 30, 2017	Common Shares	$0.08	(1)	133,022
December 28, 2017	Common Shares	$1.15	(1)	92,500
December 29, 2017	Common Shares	$0.08	(1)	55,126
January 8, 2018	Common Shares	$0.08	(1)	661,508
January 11, 2018	Common Shares	$0.08	(1)	441,006
January 12, 2018	Common Shares	$1.23	(1)	8,333
January 18, 2018	Common Shares	$2.42	(1)	1,041
January 18, 2018	Common Shares	$3.14	(1)	2,291
January 18, 2018	Common Shares	$0.08	(1)	1,302,736
January 22, 2018	Common Shares	$0.08	(1)	483,534
January 24, 2018	Common Shares(5)	$8.75		5,257,143
February 6, 2018	Common Shares	$1.23	(1)	12,500
February 6, 2018	Common Shares	$3.14	(1)	1,875
February 6, 2018	Common Shares	$2.42	(1)	2,083
February 13, 2018	Common Shares	$1.23	(1)	8,300
February 14, 2018	Common Shares	$0.245	(1)	2,128,112
February 14, 2018	Common Shares	$3.14	(1)	625
February 14, 2018	Common Shares	$2.42	(1)	208
March 14, 2018	Common Shares	$3.14	(1)	2,000
March 14, 2018	Common Shares	$2.42	(1)	3,000
March 14, 2018	Common Shares	$0.245	(1)	824,812
March 14, 2018	Common Shares	$0.31	(1)	766,086
March 16, 2018	Common Shares	$0.245	(1)	354,685

Notes:

(1)
This represents the exercise price of the stock options or purchase warrants, as applicable.

(2)
Grant of stock options pursuant to the Company's stock option plan.

(3)
Issued pursuant to the Company's September 2017 Private Placement.

(4)
Issued pursuant to the Company's November 2017 Bought Deal.

(5)
Issued pursuant to the Company's January 2018 Bought Deal.

TRADING PRICE AND VOLUME

        The outstanding Common Shares are traded on the TSXV and on the NASDAQ under the trading symbol "CRON".

        The following table sets forth the reported intraday high and low prices and monthly trading volumes of the Common Shares on the TSXV for the 12-month period prior to the date of this Prospectus.

Period	High Trading Price ($)	Low Trading Price ($)	Total Volume for Period
March 1 to March 21, 2018	13.39	10.22	20,488,862
February, 2018	11.79	5.96	29,666,046
January, 2018	14.83	8.01	50,873,693
December, 2017	10.43	4.03	23,194,128
November, 2017	4.78	3.12	18,706,069
October, 2017	3.53	2.60	8,876,315
September, 2017	2.72	2.20	4,279,996
August, 2017	2.47	2.01	2,805,334
July, 2017	2.42	1.70	3,897,077
June, 2017	2.30	1.58	5,983,393
May, 2017	2.87	2.15	6,169,779
April, 2017	3.54	2.45	12,012,833
March, 2017	3.46	2.39	13,904,953

(Source: TMX Datalinx)

        The following table sets forth the reported intraday high and low prices and monthly trading volumes of the Common Shares on the NASDAQ for the period of February 27, 2018, the first trading day of the Common Shares on the NASDAQ, to the date of this Prospectus.

Period	High Trading Price (US$)	Low Trading Price (US$)	Total Volume for Period
March 1 to March 21, 2018	10.38	7.82	9,524,726
February 27 to February 28, 2018	9.17	7.17	2,132,235

(Source: Bloomberg)

        On March 21, 2018, the last day of trading prior to the date of this Prospectus, the closing price per Common Share on the TSXV and on the NASDAQ was $10.30 and US$8.00, respectively.

 ELIGIBILITY FOR INVESTMENT

        In the opinion of Blake, Cassels & Graydon LLP, counsel to the Company, and Dentons Canada LLP, counsel to the Underwriters, the Shares, if issued on the date hereof, would be qualified investments under the Income Tax Act (Canada) and the regulations thereunder (the "Tax Act") for a trust governed by a registered retirement savings plan ("RRSP"), registered retirement income fund ("RRIF"), deferred profit sharing plan, registered education savings plan ("RESP"), registered disability savings plan ("RDSP") or tax-free savings account ("TFSA," and collectively "Registered Plans"), provided the Shares are listed on a "designated stock exchange," as defined in the Tax Act (which currently includes Tiers 1 and 2 of the TSXV and the NASDAQ).

        Notwithstanding the foregoing, if the Shares are a "prohibited investment" (as defined in the Tax Act) for a particular RRSP, RESP, RDSP, RRIF or TFSA, the annuitant, holder or subscriber of the particular Registered Plan, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Shares will not be a "prohibited investment" for such a Registered Plan provided the annuitant of the RRSP or RRIF, or holder of the RDSP or TFSA, or the subscriber of the RESP, as the case may be, deals at arm's length with the Company for purposes of the Tax Act and does not have a "significant interest," within the meaning of subsection 207.01(4) of the Tax Act, in the Company. In addition, the Shares will not be a prohibited investment if such securities are "excluded property," for purposes of the prohibited investment rules, for an RRSP, RESP, RDSP, RRIF or TFSA. Annuitants, holders and subscribers should consult their own tax advisors as to whether the Shares will be a prohibited investment for such Registered Plans in their particular circumstances.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Blake, Cassels & Graydon LLP, Canadian counsel to the Company, and Dentons Canada LLP, Canadian counsel to the Underwriters, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a holder who acquires, as beneficial owner, Shares pursuant to the Offering. This summary only applies to a holder who, for the purposes of the Tax Act and at all relevant times: (i) deals at arm's length with the Company and the Underwriters and is not affiliated with the Company or the Underwriters and (ii) acquires and holds the Shares as capital property (a "Holder"). The Shares will generally be considered to be capital property to a Holder unless they are held in the course of carrying on a business or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

        This summary is based upon: (i) the current provisions of the Tax Act in force as of the date hereof; (ii) all specific proposals (the "Tax Proposals") to amend the Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; (iii) the Canada-United States Tax Convention (1980), as amended (the "Treaty"); and (iv) counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") made publicly available prior to the date hereof. This summary assumes that all such Tax Proposals will be enacted in the form currently proposed but no assurance can be given that they will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial interpretation, decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada, which may differ from the Canadian federal income tax considerations described herein.

        Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Shares must be determined in

Canadian dollars based on the rate of exchange quoted by the Bank of Canada on the date such amount arose or such other rate of exchange as may be acceptable to the CRA.

        This summary is not exhaustive of all possible Canadian federal income tax considerations of purchasing, holding or disposing of the Shares. Moreover, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representation with respect to the income tax consequences to any particular Holder is made. This summary does not address the deductibility of interest on any funds borrowed by a Holder to purchase Shares. Accordingly, Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Shares in their particular circumstances.

Holders Resident in Canada

        This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada (a "Resident Holder"). This summary is not applicable to a Resident Holder: (i) that is a "financial institution" within the meaning of the Tax Act (including for the purposes of the mark-to-market rules in the Tax Act); (ii) that is a "specified financial institution" within the meaning of the Tax Act; (iii) that reports its "Canadian tax results" within the meaning of the Tax Act in a currency other than the Canadian dollar; (iv) an interest in which is a "tax shelter investment" within the meaning of the Tax Act; or (v) that enters into or has entered into, with respect to the Shares, a "derivative forward agreement" as that term is defined in the Tax Act. Such Resident Holders should consult their own tax advisors.

        A Resident Holder whose Shares might not otherwise qualify as capital property may, in certain circumstances, be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have its Shares and every other "Canadian security" (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Such Resident Holders should consult their own tax advisors as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

Dividends on Shares

        A Resident Holder will be required to include in computing its income for a taxation year any taxable dividend received or deemed to be received on the Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividend will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Taxable dividends that are designated by the Company as "eligible dividends" will be subject to an enhanced gross-up and tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

        In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, a taxable dividend received by a Resident Holder that is a corporation may be treated as proceeds of disposition or a capital gain pursuant to the rules in subsection 55(2) of the Tax Act. Corporate Resident Holders should contact their own tax advisors with respect to the application of these rules in their particular circumstances.

Dispositions of Shares

        A Resident Holder who disposes of or is deemed for the purposes of the Tax Act to have disposed of a Share (other than to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition are greater (or are less) than the total of: (i) the adjusted cost base as defined in the Tax Act to the Resident Holder of the Share immediately before the disposition or deemed disposition, and (ii) any reasonable costs of disposition. For purposes of determining the adjusted cost base to a Resident Holder of Shares acquired pursuant to this Offering, the cost of such Shares will be averaged with the adjusted cost base of all other Common Shares (if any) held by the Resident Holder as capital property immediately before that time.

        A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a "taxable capital gain") realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in the taxation year of disposition against taxable capital gains realized in the same taxation year. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Tax Act.

        If a Resident Holder is a corporation, any capital loss realized on a disposition or deemed disposition of Shares may, in certain circumstances prescribed by the Tax Act, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such Shares. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Shares directly or indirectly through a partnership or a trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Other Taxes

        A Resident Holder that is a "private corporation" or a "subject corporation," each as defined in the Tax Act, will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received on the Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the year.

        A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax on its "aggregate investment income" (as defined in the Tax Act) for the year, including taxable capital gains realized on the disposition of Shares.

        Capital gains realized and taxable dividends received by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Such Resident Holders should consult their own tax advisors in this regard.

Holders Not Resident in Canada

        This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, (i) is not and is not deemed to be a resident of Canada, and (ii) and does not use or hold, and is not deemed to use or hold, Shares in the course of carrying on, or otherwise in connection with, a business in Canada (a "Non-Canadian Holder"). Special rules, which are not discussed in this summary, apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere. Such Non-Canadian Holders should consult their own tax advisors.

Dividends on Shares

        Dividends paid or credited or deemed to be paid or credited to a Non-Canadian Holder on the Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of

25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Treaty, where dividends on the Shares are considered to be paid to a Non-Canadian Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of, the Treaty (a "Qualifying Person"), the applicable rate of Canadian withholding tax is generally reduced to 15%. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder's account.

Disposition of Shares

        A Non-Canadian Holder will not be subject to Canadian federal income tax under the Tax Act on a capital gain realized on a disposition or deemed disposition of a Share unless, at the time of disposition, such Share constitutes "taxable Canadian property" to the Non-Canadian Holder for the purposes of the Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

        If a Share is listed on a designated stock exchange as defined in the Tax Act (which currently includes Tiers 1 and 2 of the TSXV and the NASDAQ) at the time of disposition, such Share will generally not constitute "taxable Canadian property" to a Non-Canadian Holder unless, at that time or at any particular time within the preceding 60 months,

  •
  25% or more of the issued shares of any class or series of the Company's shares were owned by one or any combination of (1) the Non-Canadian Holder, (2) persons with whom the Non-Canadian Holder did not deal at "arm's length"(within the meaning of the Tax Act), and (3) partnerships in which the Non-Canadian Holder or a person described in (2) holds a membership interest directly or indirectly through one or more partnerships, and

  •
  more than 50% of the fair market value of the Share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Tax Act), "timber resource properties" (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such foregoing properties, whether or not such properties exist.

        If a Share is taxable Canadian property to a Non-Canadian Holder that is a Qualifying Person, any capital gain realized on a disposition or deemed disposition of such share will nevertheless generally not be subject to Canadian federal income tax by virtue of the Treaty if the value of the Share at the time of the disposition or deemed disposition is not derived principally from "real property situated in Canada" for purposes of the Treaty.

        A Non-Canadian Holder whose shares may constitute taxable Canadian property is urged to consult with the Non-Canadian Holder's own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. PERSONS

        The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the Shares that are applicable to a U.S. Holder, as defined below, with respect to Shares that a U.S. Holder acquires pursuant to this Offering. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code ("Treasury Regulations"), administrative pronouncements or practices, and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the "IRS"). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge.

        This summary does not address the U.S. federal income tax consequences to U.S. Holders subject to special rules, including U.S. Holders that (i) are banks, financial institutions, or insurance companies, (ii) are regulated investment companies or real estate investment trusts, (iii) are brokers, dealers, or traders in securities or currencies, (iv) are tax-exempt organizations, (v) hold the Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments, (vi) acquire the Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants, (vii) have a functional currency other than the U.S. dollar, (viii) own or have owned directly, indirectly, or constructively 10% or more of the voting power or value of the Company, or (ix) are subject to the alternative minimum tax. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Shares.

        As used herein, "U.S. Holder" means a beneficial owner of the Shares that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal tax purposes) created or organized under the laws of the United States or any political subdivision thereof, including the States and the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (a) is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If a pass-through entity, including a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, holds the Shares, the U.S. federal income tax treatment of an owner or partner generally will depend on the status of such owner or partner and on the activities of the pass-through entity. A U.S. person that is an owner or partner of a pass-through entity holding the Shares is urged to consult its own tax advisor.

        This summary assumes that the Shares are held as capital assets (generally, property held for investment), within the meaning of the Code, in the hands of a U.S. Holder at all relevant times.

Ownership and Disposition of the Shares if the Company is a PFIC

        Based on current business plans and financial expectations, the Company may be a passive foreign investment company ("PFIC") for the current taxable year ending December 31, 2018 and may be a PFIC for the foreseeable future. Additionally, the Company may have been a PFIC for the taxable year ending December 31, 2017. Although treatment of the Company as a PFIC potentially can implicate certain adverse U.S. federal income tax rules, which are described below under "—Default PFIC Rules," a U.S. Holder can generally mitigate the adverse U.S. federal income tax consequences of holding stock in a PFIC by making a "qualified electing fund" election (a "QEF Election") or a mark-to-market election (a "Mark-to-Market Election") in the first year of the U.S. Holder's holding period for the Shares in which the Company is a PFIC. As discussed below, as a result of a QEF Election, the U.S. Holder will not be subject to most of the adverse rules and instead will be taxed currently on its proportionate share of the ordinary income and net capital gains of the Company in any year in which the Company is a PFIC. As a result of a Mark-to-Market Election, the U.S. Holder will similarly not be subject to most of the adverse rules and instead will be treated for U.S. federal income tax purposes as if such U.S. Holder sold its Shares at the end of each year, with any gain being taxed as ordinary income and any loss being allowed as deduction to the extent of any previous gain recognized pursuant to the Mark-to-Market Election for which no such deduction has previously been taken. However, because the U.S. Holder will not be able to make a Mark-to-Market Election for a Subsidiary PFIC (as defined below) unless the stock of such Subsidiary PFIC is "marketable stock" (as defined below under "—Mark-to-Market Election), in order to avoid fully the adverse U.S. federal income tax rules described under "—Default PFIC rules", a U.S. Holder that makes a Mark-to-Market Election would also need to make a QEF Election with respect to such Subsidiary PFIC.

        The Company generally will be a PFIC if, for a taxable year, (a) 75% or more of the gross income of the Company is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold. "Passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions, but does not include active business gains arising from the sale of certain commodities.

        For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain "related persons" (as defined in the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"). In order to avoid fully the adverse U.S. federal income tax rules described under "—Default PFIC Rules," U.S. Holders desiring QEF Election treatment also must make a QEF Election for any Subsidiary PFIC. Additionally, a U.S. Holder may not make a Mark-to-Market Election with respect to the shares of any Subsidiary PFIC unless the stock of the such Subsidiary PFIC is "marketable stock" (as defined below under "—Mark-to-Market Election"). Accordingly, if the Company is a PFIC, the only way to avoid the adverse consequences of PFIC treatment with respect to a Subsidiary PFIC is by making a QEF Election with respect to the Subsidiary PFIC. If a QEF Election is not made with respect to a Subsidiary PFIC, U.S. Holders could be subject to tax under the PFIC rules notwithstanding their QEF Election with respect to the Company and even if no distributions from the Company are received and no sales, redemptions or other dispositions of the Shares are made.

        If the Company is a PFIC for any tax year during which a U.S. Holder owns the Shares, and the U.S. Holder does not make a QEF Election, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of the Shares will be as described below under "—Default PFIC Rules" unless the U.S. Holder makes a Mark-to-Market Election with respect to the Shares as discussed below under "—Mark-to-Market Election." A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

QEF Election

        A U.S. Holder that makes a timely and effective QEF Election for the first taxable year in which its holding period of its Shares begins generally will not be subject to the unfavorable U.S. federal income tax rules of Section 1291 of the Code discussed below under "—Default PFIC Rules" with respect to its Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) the "earnings and profits" of the Company for the taxable year over (b) its net capital gain for the taxable year. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

        A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents "earnings and profits" of the Company that were previously included in income by the U.S. Holder because of such QEF Election ("previously taxed income") and (b) will adjust such U.S. Holder's tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a timely and effective QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of the Shares.

        The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder also makes a "purging" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed below) as if such Shares were sold for their fair market value on the day the QEF Election is effective.

        A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the "qualified electing fund" ("QEF") rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

        If the Company determines that it is a PFIC, upon request of a U.S. Holder, the Company intends to provide U.S. Holders with information necessary to make a QEF Election with respect to the Company. If the Company invests in any Subsidiary PFIC, it cannot guarantee that it will be able to provide the Shareholder with similar information with respect to such investment if it does not control the Subsidiary PFIC.

        A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if the Company cannot provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules discussed below that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

        Alternatively, a U.S. Holder may make a Mark-to-Market Election with respect to the Shares. A U.S. Holder may make a Mark-to-Market Election only if the Shares are marketable stock. The Shares generally will be "marketable stock" if the Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promotes active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The TSXV, on which the Shares are expected to trade (in addition to on the NASDAQ), should be a qualified exchange for this purpose. Provided that the Shares are "regularly traded" as described above, the Shares are expected to be marketable stock.

        A U.S. Holder that makes a Mark-to-Market Election with respect to its Shares generally will not be subject to the rules of Section 1291 of the Code (discussed below) with respect to such Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code (discussed below) will apply to certain dispositions of, and distributions on, the Shares.

        A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares, as of the close of such tax year over (b) such U.S. Holder's tax basis in such Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the Shares over (b) the fair market value of such Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

        A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of the Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (such ordinary loss not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

        A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Additionally, a U.S. Holder may not make a Mark-to-Market Election with respect to the shares of any Subsidiary PFIC unless the stock of such Subsidiary PFIC is "marketable stock." Each U.S. Holder is urged to consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Default PFIC Rules

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of the Shares and (b) any excess distribution received on the Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Shares before the taxable year, if shorter).

        Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on the Shares, including any excess distribution received on stock of any Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective Shares. The amount of any such gain or excess distribution allocated to the tax year of the disposition or excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

        If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds the Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Shares were sold on the last day of the last taxable year of the Company for which the Company was a PFIC.

        Dividends received on the Shares generally will not be eligible for the "dividends received deduction." In addition, if the Company is a PFIC or was a PFIC in the immediately preceding year, distributions on the Shares will not constitute "qualified dividend income" eligible for the preferential tax rates applicable to long-term capital gains.

Other PFIC Rules

        Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election or a Mark-to-Market Election. For example, a U.S. Holder that uses the Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Shares.

        Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complex, and a U.S. Holder is urged to consult with its own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

        In addition, in any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders are urged to consult their own tax advisors regarding the requirements of filing such information returns under these rules.

        The PFIC rules are complex, and each U.S. Holder is urged to consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the ownership and disposition of the Shares.

Ownership and Disposition of the Shares if the Company is Not a PFIC

        The discussion below would apply to a U.S. Holder if the Company is not a PFIC, or if the Company ceases to be a PFIC (and the U.S. Holder is not a Non-Electing U.S. Holder that would continue to be treated as holding stock of a PFIC as described under "—Default PFIC Rules").

Distributions on the Shares

        Subject to the discussion above under the heading "Ownership and Disposition of the Shares if the Company is a PFIC," the gross amount of any distribution paid by the Company will generally be subject to U.S. federal income tax as foreign source dividend income to the extent paid out of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such amount will be includable in gross income by a U.S. Holder as ordinary income on the date that such U.S. Holder actually or constructively receives the distribution in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. The amount of any distribution made by the Company in property other than cash will be the fair market value (determined in U.S. dollars) of such property on the date of the distribution. Dividends paid by the Company will not be eligible for the dividends received deduction allowed to corporations.

        To the extent that a distribution exceeds the amount of the Company's current and accumulated earnings and profits, as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in a U.S. Holder's adjusted basis in the Shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such U.S. Holder upon a subsequent disposition of the Shares), with any amount that exceeds such U.S. Holder's adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed below).

        So long as the Shares are listed on the NASDAQ or the Company is eligible for benefits under the Income Tax Convention between the U.S. and Canada, dividends a U.S. Holder receives from the Company will be "qualified dividend income" if certain holding period and other requirements (including a requirement that the Company is not a PFIC in the year of the dividend or the immediately preceding year) are met. Qualified dividend income of an individual or other non-corporate U.S. Holder will be subject to a maximum U.S. federal income tax rate of 20%. However, if the Company is a PFIC in the year of the dividend or was a PFIC in the immediately preceding year, distributions on the Shares will not constitute "qualified dividend income" eligible for the preferential tax rates described above.

        Subject to certain limitations, any Canadian tax withheld with respect to distributions made on the Shares will be treated as foreign taxes eligible for credit against a U.S. Holder's U.S. federal income tax liability. Alternatively, a U.S. Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for U.S. federal income tax purposes. The rules governing the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder's particular circumstances. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Sale, Exchange or Other Taxable Disposition of the Shares

        Subject to the discussion above under the heading "Ownership and Disposition of the Shares if the Company is a PFIC," a U.S. Holder generally will recognize gain or loss upon the taxable sale, exchange or other disposition of the Shares in an amount equal to the difference between (i) the U.S. dollar value of the amount realized upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder's adjusted tax basis in the Shares. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, such U.S. Holder has held the Shares for more than one year. If such U.S. Holder is an individual or other non-corporate U.S. Holder, long-term capital gains will be taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code. Gain or loss, if any, that a U.S. Holder realizes upon a sale, exchange or other taxable disposition of the Shares will be treated as having a U.S. source for U.S. foreign tax credit limitation purposes.

        A redemption of Shares by the Company may be treated as either a sale or exchange of the Shares, taxable as described in the paragraph above, or as a distribution on the Shares, taxable as described above under "—Distributions on the Shares." A redemption not essentially equivalent to a dividend, a substantially disproportionate redemption, a redemption of all of a shareholder's stock, or a partial liquidation will be taxed as a sale or exchange of the Shares. Any other redemption will be taxed as a distribution on the Shares.

Receipt of Foreign Currency

        The U.S. dollar value of any cash distribution made in Canadian dollars to a U.S. Holder will be calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the distribution, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. For U.S. Holders following the accrual method of accounting, the amount realized on a disposition of the Shares for an amount in Canadian dollars will be the U.S. dollar value of this amount on the date of disposition. On the settlement date, such U.S. Holder will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of Shares traded on an established securities market that are sold by a cash method U.S. Holder (or an accrual method U.S. Holder that so elects), the amount realized will be based on the spot rate in effect on the settlement date for the disposition, and no exchange gain or loss will be recognized at that time. A U.S. Holder will generally have a basis in Canadian dollars equal to their U.S. dollar value on the date of receipt of such distribution, on the date of disposition, or, in the case of cash method U.S. Holders (and accrual method U.S. Holders that so elects), on the date of settlement. Any U.S. Holder that receives payment in Canadian dollars and converts or disposes of the Canadian dollars after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss and that generally will be U.S. source income or loss for foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Additional Tax on Net Investment Income

        If a non-corporate U.S. Holder's income exceeds certain thresholds, such U.S. Holder generally will be subject to an additional 3.8% tax on net investment income, including dividends on, and capital gains from the sale or other taxable disposition of, the Shares, subject to certain limitations and exceptions. Under applicable Treasury Regulations, excess distributions treated as dividends, gains treated as excess distributions, and mark-to-market inclusions and deductions are all included in the calculation of net investment income.

        Both QEF income inclusions and distributions of previously taxed income to U.S. Holders that have made a QEF Election generally are not taxed as dividends. Treasury Regulations provide, solely for purposes of the additional tax, that distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of the Shares that will be subject to the additional tax on net investment income, a U.S. Holder who has made a QEF Election will be required to recalculate his or her basis in the Shares excluding QEF basis adjustments. Alternatively, a U.S. Holder that has made a QEF Election may make an additional election with respect to the Company. Under this election, a U.S. Holder would pay the additional 3.8% tax on QEF income inclusions with respect to the Company and on gains calculated after giving effect to related tax basis adjustments with respect to the Company. This election must be made on the U.S. Holder's tax return for the first taxable year beginning after December 31, 2013 during which such U.S. Holder has a QEF income inclusion with respect to the Company and is subject to the tax on net investment income.

        U.S. Holders are urged to consult their own tax advisors regarding the calculation of net investment income and the impact of any elections available under Treasury Regulations.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends paid to a U.S. Holder in respect of the Shares and the proceeds received by such U.S. Holder from the sale, exchange or other disposition of the Shares within the United States unless such U.S. Holder is a corporation or other exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fail to report dividend and interest income in full. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

        U.S. return disclosure obligations (and related penalties for failure to disclose) apply to U.S. individuals who hold certain "specified foreign financial assets" in excess of $50,000. The definition of "specified foreign financial assets" includes not only financial accounts maintained in foreign financial institutions, but also may include the Shares. A U.S. Holder is urged to consult its own tax advisor regarding the possible implications of the U.S. return disclosure obligations.

RISK FACTORS

        An investment in our Common Shares involves a number of risks. In addition to the other information contained in this Prospectus, or the documents incorporated by reference herein, prospective purchasers should give careful consideration to the following risk factors. Any of the matters highlighted in these risk factors could adversely affect our business and financial condition, causing an investor to lose all, or part of, its, his or her investment. The risks and uncertainties described below are those we currently believe to be material, but they are not the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows and consequently the price of the Common Shares could be materially and adversely affected.

 Risks Related to the Industry and Our Business

We are reliant on our licenses for our ability to grow, store and sell medical cannabis and other products derived therefrom and such licenses are subject to ongoing compliance, reporting and renewal requirements.

        Our ability to grow, store and sell medical cannabis in Canada is dependent on our licenses from Health Canada, and in particular the Peace Naturals Licenses and the OGBC ACMPR License. Failure

to comply with the requirements of the licenses or failure to maintain the licenses would have a material adverse impact on our business, financial condition and results of operations. The Peace Naturals ACMPR License was renewed November 1, 2016 and expires November 1, 2019. The OGBC ACMPR License was renewed on February 28, 2017 and expires February 28, 2020. The Peace Naturals Dealers License was issued on January 22, 2018 and expires December 31, 2018. Although Peace Naturals and OGBC believe they will meet the requirements of the ACMPR and NCR for extension of their licenses, there can be no guarantee that Health Canada will extend or renew the licenses or, if they are extended or renewed, that they will be extended or renewed on the same or similar terms or that Health Canada will not revoke the licenses. Should we fail to comply with requirements of the licenses or should Health Canada not extend or renew the licenses, or should we renew the licenses on different terms or not allow for anticipated capacity increases, or should we revoke the licenses, our business, financial condition and results of the operations will be materially adversely affected.

        Our ability to cultivate medicinal cannabis and conduct research related to cannabis in Australia is dependent on our licenses from the ODC, and in particular the Cronos Australia Licenses. Failure to comply with the requirements of the licenses or failure to maintain the licenses would have a material adverse impact on our business, financial condition and results of operations. The Cronos Australia Licenses were granted January 31, 2018 and expire January 30, 2019. Although Cronos Australia believes it will meet the requirements for extension of their licenses, there can be no guarantee that the ODC will extend or renew the licenses or, if they are extended or renewed, that they will be extended or renewed on the same or similar terms or that the ODC will not revoke the licenses. Should we fail to comply with requirements of the licenses or should the ODC not extend or renew the licenses, or should we renew the licenses on different terms or not allow for anticipated capacity increases, or should we revoke the licenses, our business, financial condition and results of the operations will be materially adversely affected. In addition, our ability to manufacture and import cannabis in Australia is dependent on being granted additional licenses from the ODC authorizing such activities; however, there is no assurance that we will be able to obtain such licenses on commercially reasonable terms, if at all.

        Our ability to construct our cannabis facilities in Israel is dependent on Gan Schmuel's licenses from the Yakar, in particular the Codes. Failure of Gan Schmuel to comply with the requirements of the licenses or failure to maintain the licenses would have a material adverse impact on our business, financial condition and results of operations. There can be no assurance that the Yakar will approve the transfer of the Codes to Cronos Israel on commercially reasonable terms, if at all. In addition, our ability to propagate, cultivate, process and distribute cannabis in Israel is dependent on being granted additional licenses from the Yakar authorizing such activities once Cronos Israel's facilities pass inspections; however, there is no assurance that we will be able to obtain such licenses on commercially reasonable terms, if at all.

        Additional government licenses are currently, and in the future, may be, required in connection with our operations, in addition to other unknown permits and approvals which may be required, including with respect to our Canadian and foreign operations. To the extent such permits and approvals are required and not obtained, we may be prevented from operating and/or expanding our business, which could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

        Our business and activities are heavily regulated in all jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities (including, in Canada, Health Canada) relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of medical marijuana and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

        Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the production, storage, transportation, sale, import and export, as applicable, of our products. The commercial medical cannabis industry is still a new industry and, in Canada in particular the ACMPR is a new regime that has no close precedent in Canadian law. The effect of relevant governmental authorities' administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations.

        While we endeavor to comply with all relevant laws, regulations and guidelines and, to our knowledge, we are in compliance or are in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business; the suspension or expulsion from a particular market or jurisdiction or of our key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact our ongoing costs relating to regulatory compliance.

Licensed Producers, including us, are constrained by law in our ability to market our products.

        The development of our business and results of operations may be hindered by applicable restrictions on the sales and marketing activities imposed by Health Canada. The regulatory environment in Canada limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected. See "Regulatory Framework in Canada—Recent Regulatory Developments—Federal Developments—Packaging and Labelling".

The laws, regulations and guidelines generally applicable to the medical cannabis industry domestically are changing and may change in ways currently unforeseen by us.

        Our operations are subject to the ACMPR and various other laws, regulations and guidelines relating to the marketing, acquisition, manufacture, packaging/labelling, management, transportation, storage, sale and disposal of medical cannabis but also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. To our knowledge, other than routine corrections that may be required by Health Canada from time to time, we are currently in material compliance with all existing applicable laws, regulations and guidelines. If any changes to such laws, regulations and guidelines occur (and in Canada the laws and regulations are currently changing at a rapid pace), which are matters beyond our control, we may incur significant costs in complying with such changes or we may be unable to comply therewith, which in turn may result in a material adverse effect on our business, financial condition and results of operations.

Changes in the regulations governing medical cannabis outside of Canada may adversely impact our business.

        Our growth strategy with respect to international operations continues to evolve as regulations governing the medical cannabis industry in the foreign jurisdictions in which we operate become more fully developed. Interpretation of these laws, rules and regulations and their application to our operations is ongoing. Although, to our knowledge, we are currently in material compliance with all applicable laws, regulations and guidelines in such international jurisdictions, no assurance can be given that new laws, regulations and guidelines will not be enacted or that existing laws, regulations and guidelines will not be interpreted or applied in a manner which could limit or curtail our operations in such countries. Amendments to current laws, regulations and guidelines, more stringent implementation or enforcement thereof or other unanticipated events, including changes in political regimes and attitudes toward cannabis, are beyond our control and could require extensive changes to our international operations, which in turn may result in a material adverse effect on our business, financial condition and results of operations.

        Furthermore, additional countries continue to pass laws that allow for the production and distribution of cannabis for medical purposes in some form or another. We have some international strategic alliances in place, which may be affected if more countries legalize medical cannabis. Increased international competition and limitations placed on us by Canadian regulations might lower the demand for our products on a global scale. We also face competition in each international jurisdiction that we have international strategic alliances with from foreign companies that have more experience, more in-depth knowledge of local markets or applicable laws, regulations and guidelines or longer operating histories in such jurisdictions.

There can be no assurance that the legalization of recreational cannabis by the Government of Canada will occur and the legislative framework pertaining to the Canadian recreational cannabis market is uncertain.

        On June 30, 2016, the Canadian Federal Government established the Task Force to seek input on the design of a new system to legalize, strictly regulate and restrict access to cannabis. On December 13, 2016, the Task Force, which was established by the Canadian Federal Government to seek input on the design of a new system to legalize, strictly regulate and restrict access to cannabis, published its report outlining its recommendations. On April 13, 2017, the Canadian Federal Government released Bill C-45, which proposes the enactment of the Cannabis Act to regulate the production, distribution and sale of cannabis for medical and unqualified adult use. On November 27, 2017, the House of Commons passed Bill C-45, and on December 20, 2017, the Prime Minister communicated that the Canadian Federal Government intends to legalize cannabis in the summer of 2018, despite previous reports of a July 1, 2018 deadline. As of March 21, 2018, Bill C-45 is being studied by the Senate, who must also pass Bill C-45 in order for it to become law.

        On February 6, 2018, Public Safety Minister, Ralph Goodale, announced that, while Bill C-45 was still on schedule to receive royal asset in July 2018, implementation of various aspects of the regime, including preparing markets for retail sales, could take another eight to twelve weeks from such date. The impact of such regulatory changes on Cronos' business is unknown, and the proposed regulatory changes may not be implemented at all. Several recommendations from the Task Force reflected in the Cannabis Act including, but not limited to, permitting home cultivation, potentially easing barriers to entry into the Canadian recreational cannabis market and restrictions on advertising and branding, could materially and adversely affect our business, financial condition and results of operations. Their advice will be considered by the Government of Canada as a new framework for recreational cannabis continues to be developed and it is possible that such developments could significantly adversely affect our business, financial condition and results of operations.

        On October 3, 2017, HESA proposed amendments to the Cannabis Act to provide, among other things, that edibles containing cannabis and cannabis concentrates would be added to the classes of cannabis an authorized person may sell. In addition, HESA's proposed amendments provide that a framework for the sale of edibles and cannabis concentrates would be implemented within a year of the Cannabis Act coming into force. HESA's proposed amendments were incorporated into Bill C-45.

        The proposed Cannabis Act is not yet in force, and the regulations to the Cannabis Act have not yet been published, although Proposed Regulations were published for public comment on November 21, 2017 and, on March 19, 2018, Health Canada published a summary of the comments received on the Proposed Regulations as well as some proposed additions to the regulatory proposal. See "Description of the Business—Regulatory Framework in Canada—Recent Regulatory Developments". There can be no assurance that the legalization of recreational cannabis by the Government of Canada will occur on the terms in the proposed Cannabis Act or at all, and the legislative framework pertaining to the Canadian recreational cannabis market is uncertain.

        The Governments of every Canadian province have, to varying degrees, announced proposed regulatory regimes for the distribution and sale of cannabis for recreational purposes within those jurisdictions. See "Description of the Business—Regulatory Framework in Canada—Recent Regulatory Developments—Provincial and Territorial Developments" for a description of the potential regimes in most provinces.

        There is no guarantee that provincial legislation regulating the distribution and sale of cannabis for recreational purposes will be enacted according to all the terms announced by such provinces, or at all, or that any such legislation, if enacted, will create the growth opportunities that we currently anticipate. While the impact of any new legislative framework for the regulation of the Canadian recreational cannabis market is uncertain, any of the foregoing could result in a material adverse effect on our business, financial condition and results of operation.

        On February 27, 2018, the Federal Budget proposed to implement a new framework for taxation of cannabis, the majority of which had been previously published for consultation on November 10, 2017, with some modifications. The proposed rules would effectively place cannabis producers within the existing rules that currently apply excise duties on tobacco, wine and spirits producers under the Excise Act, 2001 (Canada), with modifications as applicable. These rules include a new tax licensing regime for cannabis producers, stamping and marking rules, ongoing reporting requirements, and applicable excise duties payable by licensed cannabis producers on both recreational cannabis products, in addition to goods and services tax/harmonized sales tax. The cannabis excise duty framework is proposed to generally come into force on the date that legal cannabis for non-medical purposes becomes accessible for retail sale under the proposed Cannabis Act. The government has indicated that the implementation date may be postponed to the autumn of 2018. The rates of the excise duty for cannabis products delivered in each province and territory and relevant exemptions from the excise tax are still subject to some uncertainty, and will only become known with precision when the law and regulations come into force.

Future clinical research studies on the effects of medical cannabis may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis.

        Research in Canada, the United States and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). The statements made in this Prospectus, or the documents incorporated by reference herein, concerning the potential medical benefits of cannabinoids are based on published articles and reports. As a result, the statements made in this Prospectus, or the documents incorporated by reference herein, are subject to the experimental parameters, qualifications and limitations in the studies that have been completed.

        Although we believe that the articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis as set out in this Prospectus, or the documents incorporated by reference herein, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, undue reliance should not be placed on such articles and reports.

        Future research studies and clinical trials may draw opposing conclusions to those stated in this Prospectus, or the documents incorporated by reference herein, or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to medical cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition and results of operations.

Our expansion into jurisdictions outside of Canada is subject to risks.

        There can be no assurance that any market for our products will develop in any jurisdiction outside of Canada. We may face new or unexpected risks or significantly increase our exposure to one or more existing risk factors, including economic instability, changes in laws and regulations and the effects of competition. These factors may limit our capability to successfully expand our operations into such jurisdictions and may have a material adverse effect on our business, financial condition and results of operations.

We may not receive the interests in Cronos Israel and may not realize the expected benefits of Cronos Israel.

        We have entered into an agreement with Gan Shmuel whereby we will hold a 70% interest in each of the nursery and cultivation operations and a 90% interest in each of the manufacturing and distribution operations of Cronos Israel. Upon the Yakar approving the transfer of the Codes to Cronos Israel, and subject to the terms and conditions of the agreement with Gan Shmuel, we will receive our interests in the Cronos Israel entities. There can be no assurance that the Yakar will approve the transfer of the Codes to Cronos Israel, and whether or not the Yakar approves the transfer of the Codes to Cronos Israel, there can be no assurance that we will receive our interest in Cronos Israel upon the terms and conditions originally agreed upon or at all. As a result, we may have limited control, if any, over Cronos Israel's operations, and we may not generate revenue through Cronos Israel.

Investments and joint ventures outside of Canada are subject to the risks normally associated with any conduct of business in foreign countries including varying degrees of political, legal and economic risk.

        Our investments and joint ventures outside of Canada are subject to the risks normally associated with any conduct of business in foreign and/or emerging countries including political; civil disturbance risks; changes in laws or policies of particular countries, including those relating to royalties, duties, imports, exports and currency; the cancellation or renegotiation of contracts; the imposition of royalties, net profits payments, tax increases or other claims by government entities, including retroactive claims; a disregard for due process and the rule of law by local courts; the risk of expropriation and nationalization; delays in obtaining or the inability to obtain necessary governmental permits or the reimbursement of refundable tax from fiscal authorities.

        Threats or instability in a country caused by political events including elections, change in government, changes in personnel or legislative bodies, foreign relations or military control present serious political and social risk and instability causing interruptions to the flow of business negotiations and influencing relationships with government officials. Changes in policy or law may have a material adverse effect on our business, financial conditions and results of operations. The risks include increased "unpaid" state participation, higher energy costs, higher taxation levels, and potential expropriation.

        Other risks include the potential for fraud and corruption by suppliers or personnel or government officials which may implicate us, compliance with applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Corruption of Foreign Public Officials Act (Canada) by virtue of our operating in jurisdictions that may be vulnerable to the possibility of bribery, collusion, kickbacks, theft, improper commissions, facilitation payments, conflicts of interest and related party transactions and our possible failure to identify, manage and mitigate instances of fraud, corruption, or violations of our code of conduct and applicable regulatory requirements.

        There is also the risk of increased disclosure requirements; currency fluctuations; restrictions on the ability of local operating companies to hold Canadian dollars, U.S. dollars or other foreign currencies in offshore bank accounts; import and export regulations; limitations on the repatriation of earnings or on our ability to assist in minimizing our expatriate workforce's exposure to double taxation in both the home and host jurisdictions; and increased financing costs.

        These risks may limit or disrupt our operating joint ventures or projects, restrict the movement of funds, cause us to have to expend more funds than previously expected or required, or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, and may materially adversely affect our financial position and/or results of operations. In addition, the enforcement by us of our legal rights in foreign countries, including rights to exploit our properties or utilize our permits and licenses and contractual rights may not be recognized by the court systems in such foreign countries or enforced in accordance with the rule of law.

        We may invest in companies, or engage in joint ventures, in countries with developing economies. It is difficult to predict the future political, social and economic direction of the countries in which we operate, and the impact government decisions may have on our business. Any political or economic instability in the countries in which we operate could have a material and adverse effect on our business, financial condition and results of operations.

If we choose to engage in research and development activities outside of Canada, controlled substance legislation may restrict or limit our ability to research, manufacture and develop a commercial market for our products.

        Approximately 250 substances, including cannabis, are listed in the Schedules annexed to the UN Single Convention, the Convention on Psychotropic Substances (Vienna, 1971) and the Convention against Illicit Traffic in Narcotic Drugs and Psychotropic Substances (introducing control on precursors) (Vienna, 1988). The purpose of these listings is to control and limit the use of these drugs according to a classification of their therapeutic value, risk of abuse and health dangers, and to minimize the diversion of precursor chemicals to illegal drug manufacturers. The 1961 UN Single Convention on Narcotic Drugs, as amended in 1972 classifies cannabis as Schedule I ("substances with addictive properties, presenting a serious risk of abuse") and as Schedule IV ("the most dangerous substances, already listed in Schedule I, which are particularly harmful and of extremely limited medical or therapeutic value") narcotic drug. The 1971 UN Convention on Psychotropic Substances classifies tetrahydrocannabinol—the principal psychoactive cannabinoid of cannabis—as a Schedule I psychotropic substance (substances presenting a high risk of abuse, posing a particularly, serious threat to public health which are of very little or no therapeutic value). Many countries are parties to these conventions, which govern international trade and domestic control of these substances, including cannabis. They may interpret and implement their obligations in a way that creates a legal obstacle to us obtaining manufacturing and/or marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be manufactured and/or marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time.

Our use of joint ventures may expose us to risks associated with jointly owned investments.

        We currently operate parts of our business through joint ventures with other companies, and we may enter into additional joint ventures and strategic alliances in the future. Joint venture investments may involve risks not otherwise present for investments made solely by us, including: (i) we may not control the joint ventures; (ii) our joint venture partners may not agree to distributions that we believe are appropriate; (iii) where we do not have substantial decision-making authority, we may experience impasses or disputes with our joint venture partners on certain decisions, which could require us to expend additional resources to resolve such impasses or disputes, including litigation or arbitration; (iv) our joint venture partners may become insolvent or bankrupt, fail to fund their share of required capital contributions or fail to fulfil their obligations as a joint venture partner; (v) our joint venture partners may have business or economic interests that are inconsistent with ours and may take actions contrary to our interests; (vi) we may suffer losses as a result of actions taken by our joint venture partners with respect to our joint venture investments; and (vii) it may be difficult for us to exit a joint venture if an impasse arises or if we desire to sell our interest for any reason. Any of the foregoing risks could have a material adverse effect on our business, financial condition and results of operations. In addition, we may, in certain circumstances, be liable for the actions of our joint venture partners.

There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

        We currently have, and may in the future enter into, additional strategic alliances with third parties that we believe will complement or augment our existing business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business, and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, or at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We and certain of our subsidiaries have limited operating history and therefore we are subject to many of the risks common to early-stage enterprises.

        We began carrying on business in 2013; Peace Naturals began operations in 2012 and generated its first revenues in 2013; OGBC began operations in 2014 and generated its first revenue in 2017 (inter-company bulk transfer). In addition, our strategic joint ventures are not yet operational and may not become operational for some time, if at all. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of the early stage of operations. See "Description of the Business—Business of the Company—Joint Ventures and International Activities."

Our consolidated financial statements contain a going concern qualification.

        Our Annual Financial Statements contain a going concern qualification. We and certain of our subsidiaries have limited operating history and a history of negative cash flow from operating activities. Our ability to continue as a going concern is dependent upon our ability to raise additional capital, the ability of our subsidiaries to successfully renew their licenses to produce and sell medical cannabis, our ability to achieve sustainable revenues and profitable operations and, in the meantime, our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due. No assurances can be given that we will be successful in achieving these goals. If we are unable to achieve these goals, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur.

Our existing two facilities in Canada are integral to our operations and any adverse changes or developments affecting either facility may impact our business, financial condition and results of operations.

        Our activities and resources are focused on the Peace Naturals facility in Stayner, Ontario, which includes three fully operational cultivation buildings, and the OGBC facility in Armstrong, British Columbia, which includes one operational cultivation building. The Peace Naturals Licenses and the OGBC ACMPR License are specific to those facilities. Adverse changes or developments affecting either facility, including but not limited to a breach of security or a force majeure event, could have a material and adverse effect on our business, financial condition and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by Health Canada, could also have an impact on our ability to continue operating under our licenses or the prospect of renewing our licenses or could result in a revocation of our licenses.

        We own both of our facilities and bear the responsibility for all of the costs of maintenance and upkeep. Our operations and financial performance may be adversely affected if either Peace Naturals or OGBC are unable to keep up with maintenance requirements.

We may not successfully execute our production capacity expansion strategy.

        We may not be successful in executing our strategy to expand production capacity at our facilities and joint ventures. We may not complete the build-out of Building 4 or the Greenhouse in its currently proposed form, if at all, or in a timely fashion. We may also not be successful in expanding production at Cronos Israel's facilities or completing construction of Cronos Australia's initial production campus. Construction delays or cost over-runs in respect of such build-outs, howsoever caused, could have a material adverse effect on our business, financial condition and results of operations.

        In addition, no assurance can be given that Health Canada will approve any amendment to the Peace Naturals Licenses to increase production volumes or permit sales of cannabis-based medical products under such license. We may also not be successful in obtaining the necessary approvals required to export or import our products to or from the jurisdictions in which we operate. If we are unable to secure necessary production licenses in respect of our facilities and joint ventures, the expectations of management with respect to the increased future cultivation and growing capacity may not be borne out, which could have a material adverse effect on our business, financial condition and results of operations.

The medical cannabis industry and markets are relatively new in Canada and in other jurisdictions, and this industry and market may not continue to exist or grow as anticipated or we may ultimately be unable to succeed in this industry and market.

        We are operating our business in a relatively new medical cannabis industry and market. In addition to being subject to general business risks, a business involving an agricultural product and a regulated consumer product, we need to continue to build brand awareness in this industry and market through significant investments in our strategy, our production capacity, quality assurance, and compliance with regulations. These activities may not promote our brand and products as effectively as intended, or at all. Competitive conditions, consumer tastes, patient requirements and spending patterns in this new industry and market are relatively unknown and may have unique circumstances that differ from existing industries and markets.

        Accordingly, there are no assurances that this industry and market will continue to exist or grow as currently estimated or anticipated, or function and evolve in a manner consistent with management's expectations and assumptions. Any event or circumstance that affects the medical cannabis industry and market could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on our senior management.

        Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of our senior management team. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, our lean management structure may be strained as we pursue growth opportunities in the future. The loss of the services of a member of senior management, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on our ability to execute on our business plan and strategy, and we may be unable to find adequate replacements on a timely basis, or at all. We do not maintain key-person insurance on the lives of any of our officers or employees.

We may be subject to product liability claims.

        As a manufacturer and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by Peace Naturals and OGBC caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claims or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our business, financial condition and results of operations.

        There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Our cannabis-based medical products may be subject to recalls.

        Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If one or more of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. Although we have detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one or more of our products were subject to recall, the image of that product and us could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for products produced by us and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses. Furthermore, any product recall affecting the medical cannabis industry more broadly could lead consumers to lose confidence in the safety and security of the products sold by Licensed Producers generally, which could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to attract or retain skilled labor and personnel with experience in the medical cannabis sector, and may be unable to attract, develop and retain additional employees required for our operations and future developments.

        We may be unable to attract or retain employees with sufficient experience in the medical cannabis industry, and may prove unable to attract, develop, and retain additional employees required for our development and future success.

        Our success is currently largely dependent on the performance of our skilled employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them.

        Further, certain employees are subject to a security clearance by Health Canada. Under the ACMPR a security clearance cannot be valid for more than five years and must be renewed before the expiry of a current security clearance. There is no assurance that any of our existing personnel who presently or may in the future require a security clearance will be able to obtain or renew such clearances or that new personnel who require a security clearance will be able to obtain one. A failure by an employee to maintain or renew his or her security clearance would result in a material adverse effect on our business, financial condition and results of operations. In addition, if an employee with security clearance leaves and we are unable to find a suitable replacement that has a security clearance required by the ACMPR in a timely manner, or at all, there could occur a material adverse effect on our business, financial condition and results of operations.

We, or the medical cannabis industry more generally, may receive unfavorable publicity or become subject to negative consumer perception.

        We believe the medical cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the medical cannabis produced. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our business, financial condition and results of operations. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on our business, financial condition and results of operations, the demand for products, and our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of medical cannabis in general, or our products specifically, or associating the consumption of medical cannabis with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products legally, appropriately or as directed.

        The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regards to our operations and our activities, whether true or not, and the medical cannabis industry in general, whether true or not. In addition, certain well-funded and significant businesses may have strong economic opposition to the medical cannabis industry. Lobbying by such groups, and any resulting inroads they might make in halting or rolling back the medical cannabis movement, could affect how the medical cannabis industry is perceived by others and could have a detrimental impact on the market for our products and thus on our business, financial condition and results of operations.

        Although we believe that we operate in a manner that is respectful to all stakeholders and that we take care in protecting our image and reputation, we do not ultimately have direct control over how we or the medical cannabis industry is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business strategy and realize on our growth prospects, thereby having a material adverse impact on our business, financial condition and results of operations.

We may not be able to successfully develop new products or find a market for their sale.

        The medical cannabis industry is in its early stages of development and it is likely that we, and our competitors, will seek to introduce new products in the future. In attempting to keep pace with any new market developments, we may need to spend significant amounts of capital in order to successfully develop and generate revenues from new products we introduce. As well, we may be required to obtain additional regulatory approvals from Health Canada and any other applicable regulatory authority, which may take significant amounts of time. We may not be successful in developing effective and safe new products, bringing such products to market in time to be effectively commercialized, or obtaining any required regulatory approvals, which, together with any capital expenditures made in the course of such product development and regulatory approval processes, may have a material adverse effect on our business, financial condition and results of operations.

The technologies, process and formulations we use may face competition or become obsolete.

        Rapidly changing markets, technology, emerging industry standards and frequent introduction of new products characterize our business. The introduction of new products embodying new technologies, including new manufacturing processes or formulations, and the emergence of new industry standards may render our products obsolete, less competitive or less marketable. The process of developing our products is complex and requires significant continuing costs, development efforts and third party commitments, including licencees, researchers, collaborators and lenders. Our failure to develop new technologies and products and the obsolescence of existing technologies or processes could adversely affect our business, financial condition and results of operations. We may be unable to anticipate changes in our potential customer requirements that could make our existing technology, processes or formulations obsolete. Our success will depend in part, on our ability to continue to enhance our existing technologies, develop new technology that addresses the increasing sophistication and varied news of the market, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our proprietary technology, processes and formulations entails significant technical and business risks. We may not be successful in using our new technologies or exploiting our niche markets effectively or adapting our business to evolving customer or medical requirements or preference or emerging industry standards.

Clinical trials of cannabis-based medical products and treatments are novel terrain with very limited or non-existing clinical trials history; we face a significant risk that any trials will not result in commercially viable products and treatments.

        Clinical trials are expensive, time consuming and difficult to design and implement. Regulatory authorities, may suspend, delay or terminate any clinical trials we commence at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

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  lack of effectiveness of any formulation or delivery system during clinical trials;

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  discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;

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  slower than expected subject recruitment and enrollment rates in clinical trials;

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  delays or inability in manufacturing or in obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

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  delays in obtaining regulatory authorization to commence a trial, including licenses required for obtaining and using cannabis for research, either before or after a trial is commenced;

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  unfavorable results from ongoing pre-clinical studies and clinical trials;

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  patients or investigators failing to comply with study protocols;

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  patients failing to return for post-treatment follow-up at the expected rate;

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  sites participating in an ongoing clinical study withdraw, requiring us to engage new sites; and

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  third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol or good clinical practices.

        Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We may fail to retain existing patients as clients or acquire new patients as clients.

        Our success depends on our ability to attract and retain clients. There are many factors which could affect our ability to attract and retain clients, including but not limited to our ability to continually produce desirable and effective product, the successful implementation of our client-acquisition plan and the continued growth in the aggregate number of patients selecting medical cannabis as a treatment option. Moreover, even if we are successful at attracting a new client, there is no guarantee that such client will continue to purchase product from us. For example, while Peace Naturals has over 4,100 registered patients, the number of patients purchasing products from Peace Naturals may vary from time to time. Our failure to acquire and retain patients as clients would have a material adverse effect on our business, financial condition and results of operations.

We may not be able to achieve or maintain profitability and may continue to incur losses in the future.

        We have incurred losses in recent periods. We may not be able to achieve or maintain profitability and may continue to incur significant losses in the future. In addition, we expect to continue to increase operating expenses as we implement initiatives to continue to grow our business. If our revenues do not increase to offset these expected increases in costs and operating expenses, we will not be profitable. There is no assurance that future revenues will be sufficient to generate the funds required to continue operations without external funding.

We may not be able to secure adequate or reliable sources of funding required to operate our business.

        There is no guarantee that we will be able to achieve our business objectives. Our continued development may require additional financing. The failure to raise such capital could result in the delay or indefinite postponement of our current business objectives or us going out of business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us. If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. In addition, from time to time, we may enter into transactions to acquire assets or the shares of other corporations. These transactions may be financed wholly or partially with debt, which may temporarily increase our debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions or other strategic joint venture opportunities.

        We had negative operating cash flow for the fiscal years ending December 31, 2016, December 31, 2015, December 31, 2014 and December 31, 2013. If we continue to have negative cash flow into the future, additional financing proceeds may need to be allocated to funding this negative cash flow in addition to our operational expenses. We may require additional financing to fund our operations to the point where we are generating positive cash flows. Continued negative cash flow may restrict our ability to pursue our business objectives.

We must rely largely on our own market research to forecast sales and market demand which may not materialize.

        We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the medical cannabis industry domestically in Canada and in other international jurisdictions or recreational cannabis industry domestically in Canada. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, financial condition and results of operations.

We may experience breaches of security at our facilities or in respect of electronic documents and data storage and may face risks related to breaches of applicable privacy laws.

        Given the nature of our product and our lack of legal availability outside of channels approved by the Government of Canada, as well as the concentration of inventory in our facilities, despite meeting or exceeding Health Canada's security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of our facilities could expose us to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing our products.

        In addition, we collect and store personal information about our patients and are responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition and results of operations.

        In addition, there are a number of federal and provincial laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. The privacy rules under the Personal Information Protection and Electronics Documents Act (Canada) ("PIPEDA") protect medical records and other personal health information by limiting their use and disclosure of health information to the minimum level reasonably necessary to accomplish the intended purpose. If we were to be found to be in violation of the privacy or security rules under PIPEDA or other laws protecting the confidentiality of patient health information, we could be subject to sanctions and civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, results of operations and financial condition. International jurisdictions in which we expand our operations also have similar privacy and security laws to which we are subject, depending on the nature of our operations in such jurisdictions.

If we are not able to comply with all safety, health and environmental regulations applicable to our operations and industry, we may be held liable for any breaches thereof.

        Our operations are subject to environmental and safety laws and regulations concerning, among other things, emissions and discharges to water, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. We will incur ongoing costs and obligations related to compliance with environmental and employee health and safety matters. Failure to comply with environmental and employee health and safety laws and regulations may result in additional costs for corrective measures, penalties or in restrictions on our manufacturing operations. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations or give rise to material liabilities, which could have a material adverse effect on our business, financial condition and results of operations.

We may become involved in regulatory or agency proceedings, investigations and audits.

        Our business requires compliance with many laws and regulations. Failure to comply with these laws and regulations could subject us to regulatory or agency proceedings or investigations and could also lead to damage awards, fines and penalties. We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management's attention and resources or have a material adverse impact on our business, financial condition and results of operations.

We are subject to litigation in the ordinary course of business.

        We are subject to litigation from time to time in the ordinary course of business some of which may adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating, the market price for the Common Shares and could require the use of significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources. Litigation may also create a negative perception of our brand.

We may not be able to successfully manage our growth.

        We are currently in an early development stage and may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls, which may place significant strain on our operational and managerial resources. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. There can be no assurances that we will be able to manage growth successfully. Any inability to manage growth successfully could have a material adverse effect on our business, financial condition and results of operations.

We may compete for market share with other companies, both domestically and internationally, which may have longer operating histories and more financial resources, manufacturing and marketing experience than us.

        We do, and expect to continue to face, intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources, manufacturing and marketing experience than us. In addition, there is potential that the medical cannabis industry will undergo consolidation, creating larger companies with financial resources, manufacturing and marketing capabilities, and product offerings that are greater than ours. As a result of this competition, we may be unable to maintain our operations or develop them as currently proposed on terms we consider acceptable, or at all. Increased competition by larger, better-financed competitors with geographic advantages could materially and adversely affect our business, financial condition and results of operations.

        On a domestic front, the number of licenses granted and the number of Licensed Producers ultimately authorized by Health Canada could also have an impact on our operations. We expect to face additional competition from new market entrants that are granted licenses under the ACMPR or existing license holders which are not yet active in the industry. If a significant number of new licenses are granted by Health Canada in the near term, we may experience increased competition for market share and may experience downward price pressure on our products as new entrants increase production. We also face competition from illegal dispensaries and the black market that are unlicensed and unregulated, and that are selling cannabis and cannabis products, including products with higher concentrations of active ingredients, and using delivery methods, including edibles and extract vaporizers, that we are prohibited from offering to individuals as they are not currently permitted by the ACMPR. Any inability or unwillingness of law enforcement authorities to enforce existing laws prohibiting the unlicensed cultivation and sale of cannabis and cannabis-based products could result in the perpetuation of the black market for cannabis and/or have a material adverse effect on the perception of cannabis use. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

        If the number of users of cannabis for medical purposes in Canada increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in R&D, sales and patient support. We may not have sufficient resources to maintain R&D, sales and patient support efforts on a competitive basis which could have a material adverse effect on our business, financial condition and results of operations.

        Furthermore, several recommendations of the Task Force including, but not limited to, permitting home cultivation and potentially easing barriers to entry into a Canadian recreational cannabis market, could materially and adversely affect our business, financial condition and results of operations. There is potential that we will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources, manufacturing and marketing experience than us. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition and results of operations.

Third parties with whom we do business may perceive themselves as being exposed to reputational risk as a result of their relationship with us and may, as a result, refuse to do business with us.

        The parties with which we do business may perceive that they are exposed to reputational risk as a result of our medical cannabis business activities. Failure to establish or maintain business relationships could have a material adverse effect on our business, financial condition and results of operations. Any third-party service provider could suspend or withdraw its services to us if it perceives that the potential risks exceed the potential benefits to such services. For example, we face challenges making U.S. dollar wire transfers. While we have other banking relationships and believe that the services can be procured from other institutions, we may in the future have difficulty maintaining existing, or securing new, bank accounts or clearing services.

Our cannabis cultivation operations are subject to risks inherent in an agricultural business.

        Our business involves the growing of medical cannabis, an agricultural product. As such, the business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks that may create crop failures and supply interruptions for our customers. Although Peace Naturals and OGBC grow products indoors under climate controlled conditions and carefully monitor the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the production of our products.

Our cannabis cultivation operations are vulnerable to rising energy costs and dependent upon key inputs.

        Peace Naturals' and OGBC's medical cannabis cultivation operations consume considerable energy, making us vulnerable to rising energy costs. Rising or volatile energy costs may have a material adverse effect our business, financial condition and results of operations.

        In addition, our business is dependent on a number of key inputs and their related costs including raw materials and supplies related to our growing operations, as well as electricity, water and other utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact our financial condition and results of operations. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on our business, financial condition and results of operations.

We are vulnerable to third party transportation risks.

        Due to our direct to client shipping model, we depend on fast and efficient courier services to distribute our product. Any prolonged disruption of this courier service may have a material adverse effect on our business, financial condition and results of operations. Rising costs associated with the courier services used by us to ship our products may also have a material adverse effect on our business, financial condition and results of operations.

        Due to the nature of our products, security of the product during transportation to and from our facilities is of the utmost concern. A breach of security during transport or delivery could have a material adverse effect on our business, financial condition and results of operations. Any breach of the security measures during transport or delivery, including any failure to comply with recommendations or requirements of Health Canada, could also have an impact on our ability to continue operating under our licenses or the prospect of renewing our licenses.

We may become subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

        We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending our self or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

We will seek to maintain adequate insurance coverage in respect of the risks faced by us, however, insurance premiums for such insurance may not continue to be commercially justifiable and there may be coverage limitations and other exclusions which may not be sufficient to cover potential liabilities faced by us.

        We have insurance to protect our assets, operations and employees. While we believe our insurance coverage addresses all material risks to which we are exposed and is adequate and customary in our current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. In addition, no assurance can be given that such insurance will be adequate to cover our liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If we were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, there could be a material adversely effect on our business, financial condition and results of operations.

Our Loan imposes limitations on the type of transactions or financial arrangements in which we may engage.

        We executed a commitment letter with Romspen for the provision of a $40,000,000 senior secured debt facility, announced on August 23, 2017 (the "Loan"). The Loan is secured by all or substantially all of our assets and contains certain restrictive covenants including, subject to certain exceptions, restrictions on our subsidiaries' ability to incur indebtedness, grant liens, make corporate changes, dispose of assets, and our and our subsidiaries' ability to pay dividends. Events beyond our control, including changes in general economic and business conditions, may affect our ability to observe or satisfy these covenants, which could result in a default under the Loan. If an event of default under the Loan occurs, the lender could elect to declare all principal amounts outstanding under the Loan at such time, together with accrued interest, to be immediately due. In such an event, we may not have sufficient funds to repay amounts owing under the Loan. The Loan is also secured by mortgages over each of the properties owned by Peace Naturals and OGBC, all of our personal property and the personal property of Peace Naturals, OGBC and Hortican Inc. ("Hortican"), Peace Naturals' and OGBC's interests in their respective ACMPR Licenses, as well as our shares in Hortican and the shares of Hortican in Peace Naturals and OGBC. In an event of default, we could lose those assets.

We are subject to certain restrictions of the TSXV which may constrain our ability to expand our business internationally.

        The TSXV required, as a condition to listing, that we deliver an undertaking (the "Undertaking") confirming that, while listed on the TSXV, we will only conduct the business of production, acquisition, sale and distribution of medical cannabis in Canada as permitted under our licenses with Health Canada. This undertaking could have an adverse effect on our ability to export cannabis from Canada and on our ability to expand our business into other areas including the provision of non-medical cannabis in the event that the laws were to change to permit such sales and we are still listed on the TSXV and still subject to the Undertaking at the time. The Undertaking may prevent us from expanding into new areas of business when our competitors have no such restrictions. All such restrictions could materially and adversely affect our growth, business, financial condition and results of operations.

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and may become subject to allegations that we are in violation of intellectual property rights of third parties.

        The ownership and protection of our intellectual property rights is a significant aspect of our future success. Currently we rely on trade secrets, technical know-how and proprietary information that are not protected by patents to maintain our competitive position. We try to protect our intellectual property by seeking and obtaining registered protection where possible, developing and implementing standard operating procedures to protect trade secrets, technical know-how and proprietary information and entering into agreements with parties that have access to our inventions, trade secrets, technical know-how and proprietary information, such as our partners, collaborators, employees and consultants, to protect confidentiality and ownership. We also seek to preserve the integrity and confidentiality of our inventions, trade secrets, trademarks technical know-how and proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems.

        It is possible that we will fail to identify inventions, trade secrets, technical know-how, trademarks and proprietary information, will fail to protect such inventions and information, will inadvertently disclose such intellectual property or will fail to register rights in relation to such intellectual property.

        In relation to our agreements with parties that have access to our intellectual property, any of these parties may breach these agreements and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, our intellectual property which has not yet been applied for or registered may otherwise become known to or be independently developed by competitors, or may already be the subject of applications for intellectual property registrations filed by our competitors, which may have a material adverse effect on our business, financial condition and results of operations.

        We cannot provide any assurances that our inventions, trade secrets, trademarks, technical know-how and other proprietary information will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our intellectual property or independently develop and file applications for intellectual property rights that adversely impact our intellectual property rights. Unauthorized parties may attempt to replicate or otherwise obtain and use our inventions, trade secrets, trademarks, technical know-how and proprietary information. Policing the unauthorized use of our current or future intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. Identifying unauthorized use of intellectual property rights is difficult as we may be unable to effectively monitor and evaluate the products being distributed by our competitors, including parties such as unlicensed dispensaries, and the processes used to produce such products. Additionally, if the steps taken to identify and protect our intellectual property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our intellectual property rights.

        Furthermore, the laws and positions of intellectual property offices administering such laws regarding intellectual property rights relating to cannabis and cannabis-related products are constantly evolving and there is uncertainty regarding which countries' laws prohibit the filing, prosecution and issuance of applications for intellectual property registrations in relation to cannabis and cannabis-related products and which countries' laws prohibit the enforcement of rights under intellectual property registrations in relation to cannabis and cannabis-related products.

        In addition, we have sought trademark protection in many countries, including Canada and others. Our ability to obtain registered trademark protection for cannabis-related goods and services, in particular for cannabis itself, may be limited in certain countries outside of Canada, including the United states, where registered federal trademark protections is currently unavailable for trademarks covering the sale of cannabis products (a controlled substance); and including the European Union, where laws on the legality of cannabis use are not uniform, and trademarks cannot be obtained for products that are "contrary to public policy or accepted principles of morality". Accordingly, our ability to obtain intellectual property rights or enforce intellectual property rights against third party uses of similar trademarks may be limited in certain countries.

        Moreover, in any infringement proceeding, some or all of our current or future trademarks, patents or other intellectual property rights or other proprietary know-how, or arrangements or agreements seeking to protect the same for our benefit, may be found invalid, unenforceable, anti-competitive or not infringed. An adverse result in any litigation or defense proceedings could put one or more of our current or future trademarks, patents or other intellectual property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could materially and adversely affect our business, financial condition and results of operations.

        We cannot offer any assurances about which, if any, patent applications will issue, the breadth of any such patent or whether any issued patents will be found invalid or unenforceable or which of our products or processes will be found to infringe upon the patents or other proprietary rights of third parties. Any successful opposition to future issued patents could deprive us of rights necessary for the successful commercialization of any new products or processes that we may develop.

        Also, there is no guarantee that any patent or other intellectual property applications that we file will result in registration or any enforceable intellectual property rights. Further, there is no assurance that we will find all potentially relevant prior art relating to any patent applications that we file, which may prevent a patent from issuing from a patent application or invalidate any patent that issues from such application. Even if patents do successfully issue, and cover our products and processes, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, any patent applications and future patents may not adequately protect our intellectual property, provide exclusivity for our products or processes, or prevent others from designing around any issued patent claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

        In addition, other parties may claim that our products infringe on their proprietary and patent protected rights. There may be third party patents or patent applications with claims to products or processes related to the manufacture, use or sale of or products and processes. There may be currently pending patent applications, some of which may still be confidential, that may later result in issued patents that our products or processes may infringe. In addition, third parties may obtain patents in the future and claim that use of our inventions, trade secrets, technical know-how and proprietary information, or the manufacture, use or sale of our products infringes upon those patents. Third parties may also claim that our use of our trademarks infringes upon their trademark rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property that we do not own.

        Germplasm, including seeds, clones and cuttings, is the genetic material used in new cannabis varieties and hybrids. We use advanced breeding technologies to produce cannabis germplasm (hybrids and varieties) with superior performance. We rely on parental varieties for the success of our breeding program. While we believe that the parental germplasm is proprietary to us, we may need to obtain licenses from third parties who allege that we have appropriated their germplasm or their rights to such germplasm. We seek to protect our parental germplasm as appropriate, relying on intellectual property rights, including rights related to inventions (patents and plant breeders' rights), trade secrets, technical know-how, trademarks and proprietary information. There is a risk that we will fail to protect such germplasm or that we will fail to register rights in relation to such germplasm.

        We also seek to protect our parental germplasm, hybrids and varieties from pests and diseases and enhance plant productivity and fertility, and we research products to protect against crop pests and fungus. There are a number of reasons why new product concepts in these areas may be abandoned, including greater than anticipated development costs, technical difficulties, regulatory obstacles, competition, inability to prove the original concept, lack of demand and the need to divert focus, from time to time, to other initiatives with perceived opportunities for better returns. The processes of breeding, development and trait integration are lengthy, and the germplasm we test may not be selected for commercialization. The length of time and the risk associated with breeding may affect our business. Our sales depend on our germplasm. Commercial success frequently depends on being the first company to the market, and many of our competitors are also making considerable investments in similar new and improved cannabis germplasm products. Consequently, there is no assurance that we will develop and deliver new cannabis germplasm products to the markets we serve on a timely basis.

        Finally, we seek to protect our germplasm, hybrids and varieties from accidental release, theft, misappropriation and sabotage by maintaining physical security of our premises. However, such security measures may be breached, and we may not have adequate remedies in the case of any such breach.

Conflicts of interest may arise between us and our directors and officers.

        We may be subject to various potential conflicts of interest because of the fact that some of our directors and officers may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us. In some cases, our directors and executive officers may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our directors and executive officers.

        In addition, we may also become involved in other transactions which conflict with the interests of our directors and officers who may from time to time deal with persons, firms, institutions or corporations with which we may be dealing, or which may be seeking investments similar to those desired by us. The interests of these persons could conflict with our interests. In addition, from time to time, these persons may be competing with us for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, in the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, our directors are required to act honestly, in good faith and in our best interests.

Tax and accounting requirements may change in ways that are unforeseen to us and we may face difficulty or be unable to implement and/or comply with any such changes.

        We are subject to numerous tax and accounting requirements, and changes in existing accounting or taxation rules or practices, or varying interpretations of current rules or practices, could have a significant adverse effect on our financial results, the manner in which we conduct our business or the marketability of any of our products. In the future, the geographic scope of our business may expand, and such expansion will require us to comply with the tax laws and regulations of multiple jurisdictions. Requirements as to taxation vary substantially among jurisdictions. Complying with the tax laws of these jurisdictions can be time consuming and expensive and could potentially subject us to penalties and fees in the future if we were to inadvertently fail to comply. In the event that we were to inadvertently fail to comply with applicable tax laws, this could have a material adverse effect on our business, financial condition and results of operations.

Our financial performance is subject to risks of foreign exchange rate fluctuation which could result in foreign exchange losses.

        We may be exposed to fluctuations of the Canadian dollar against certain other currencies because we publish our financial statements in Canadian dollars, while a portion of our assets, liabilities, revenues and costs are or will be denominated in other currencies. Exchange rates for currencies of the countries in which we operate may fluctuate in relation to the Canadian dollar, and such fluctuations may have a material adverse effect on our earnings or assets when translating foreign currency into Canadian dollars.

The inability for counterparties and customers to meet their financial obligations to us may result in financial losses.

        Credit risk is the risk that the counterparty to a financial instrument fails to meet its contractual obligations, resulting in a financial loss to us. There are no assurances that our counterparties or customers will meet their contractual obligations to us.

Natural disasters, unusual weather, pandemic outbreaks, boycotts and geo-political events or acts of terrorism could adversely affect our operations and financial results.

        The occurrence of one or more natural disasters, such as hurricanes, floods and earthquakes, unusually adverse weather, pandemic outbreaks, boycotts and geo-political events, such as civil unrest in countries in which our operations are located and acts of terrorism, or similar disruptions could adversely affect our business, financial condition and results of operations. These events could result in physical damage to one or more of our properties, increases in fuel or other energy prices, the temporary or permanent closure of one or more of our facilities, the temporary lack of an adequate workforce in a market, the temporary or long-term disruption in the supply of products from suppliers, the temporary disruption in the transport of goods, delay in the delivery of goods to our facilities, and disruption to our information systems. These factors could otherwise disrupt our operations and could have an adverse effect on our business, financial condition and results of operations.

 Risks relating to our Common Shares and this Offering

The market price for the Common Shares may be volatile and subject to fluctuation in response to numerous factors, many of which are beyond our control, including the following:

        The market price for the Common Shares may be volatile and subject to wide fluctuations in response to many factors, including:

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  actual or anticipated fluctuations in our results of operations;

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  changes in estimates of our future results of operations by us or securities research analysts;

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  changes in the economic performance or market valuations of other companies that investors deem comparable to us;

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  addition or departure of our executive officers and other key personnel;

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  release or other transfer restrictions on outstanding Common Shares;

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  sales or perceived sales of additional Common Shares;

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  significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

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  news reports relating to trends, concerns or competitive developments, regulatory changes and other related issues in our industry or target markets;

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  investors' general perception of us and the public's reaction to our press releases, our other public announcements and our filings with the SEC and Canadian securities regulators; and

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  the market's reaction to our reduced disclosure as a result of being an emerging growth company under the Jumpstart Our Business Startups (JOBS) Act.

        Financial markets continue to experience significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if our results of operations, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance, diversity and social practices and performance against such institutions' respective investment guidelines and criteria, and failure to meet such criteria may result in limited or no investment in the Common Shares by those institutions, which could adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our business and financial condition could be adversely impacted and the trading price of the Common Shares may be adversely affected.

        The recent listing of our Common Shares on the NASDAQ in addition to the TSXV may increase the trading price volatility on the TSXV and also result in volatility of the trading price on the NASDAQ because trading will be split between the two markets, resulting in less liquidity on both exchanges. In addition, different liquidity levels, volume of trading, currencies and market conditions on the TSXV and the NASDAQ may result in different prevailing trading prices.

        Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources, which could adversely affect our business. Any adverse determination in litigation against us could also subject us to significant liabilities.

We have broad discretion in the use of net proceeds from this Offering and may not use them effectively.

        As described under the heading "Use of Proceeds," we intend to use $15,000,000 of the net proceeds of the Offering for capital expenditures relating to international operations and capacity expansion, and the remaining net proceeds of the Offering, including any net proceeds realized from the exercise of the Over-Allotment Option, for general working capital purposes, including working capital for the Company's international operations, and as capital on hand for potential new investment opportunities. Although we currently intend to use the net proceeds from this Offering in such a manner, management will have broad discretion in the application of the net proceeds and may elect to allocate proceeds differently from that described under the heading "Use of Proceeds. Our shareholders may not agree with the manner in which management chooses to allocate and spend the net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business and financial conditions and may require us to raise additional capital.

We are eligible to be treated as an "emerging growth company," as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

        We are an "emerging growth company," as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the United States Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.

        We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of the Common Shares held by non-affiliates exceeds US$700 million as of any June 30 before that time or if we have total annual gross revenue of US$1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than US$1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company" which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find the Common Shares less attractive because we may rely on these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the trading price of the Common Shares may be more volatile.

We expect to incur increased costs as a result of being a public company in the United States, and our management will be required to devote substantial time to United States public company compliance programs.

        As a public company in the United States, we expect to incur significant additional legal, insurance, accounting and other expenses. In addition, our administrative staff will be required to perform additional tasks. For example, as result of becoming a public company in the United States, we are in the process of adopting additional internal controls and disclosure controls and procedures, have retained a United States transfer agent, adopted a United States compliant insider trading policy and other corporate governance programs and charters and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under

U.S. securities laws. We intend to invest resources to comply with evolving United States laws, regulations and standards, and this investment will result in increased general and administrative expenses. Our management team may not successfully or efficiently manage our transition to being a United States public company subject to significant regulatory oversight and reporting obligations under U.S. securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business. If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities or third-parties may initiate legal proceedings against us and our business may be harmed. In connection with becoming a public company in the United States, we have increased our directors' and officers' insurance coverage, which will increase our insurance cost. In the future, it will be more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members to our Board of Directors in the future, particularly to serve on our audit committee, and qualified executive officers.

        In addition, in order to comply with the requirements of being a United States public company, we may need to undertake various actions, including relating to implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that information required to be disclosed in reports under the Exchange Act, is accumulated and communicated to our principal executive and financial officers. Any failure to develop or maintain effective controls could adversely affect the results of periodic management evaluations. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our results of operations and the trading price of our Common Shares could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NASDAQ.

        We are not currently required to comply with the SEC's rules that implement Section 404 of the Sarbanes-Oxley Act, and are therefore not yet required to make a formal assessment of the effectiveness of our internal control over financial reporting under United States rules. We are required to comply with certain of the SEC's rules implementing the Sarbanes-Oxley Act, which require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report filed with the SEC. This assessment will need to include the disclosure of any material weaknesses in our internal control over financial reporting identified by our management or our independent registered public accounting firm. We have commenced the costly and challenging process of implementing the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion.

        Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an "emerging growth company" as defined in the JOBS Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

        We are a "foreign private issuer," as such term is defined in Rule 405 under the U.S. Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

        As a foreign private issuer, we will be exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We will also be exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we will have four months after the end of each fiscal year to file our annual report with the SEC and will not be required under the Exchange Act to file quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act.

        In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

        We may in the future lose our foreign private issuer status if a majority of our shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (1) a majority of our directors or executive officers are U.S. citizens or residents; (2) a majority of our assets are located in the United States; or (3) our business is administered principally in the United States. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer will be significantly more than the costs incurred as a Canadian foreign private issuer. If we are not a foreign private issuer, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on the NASDAQ that are available to foreign private issuers.

We may require additional capital in the future and we cannot give any assurance that such capital will be available at all or available on terms acceptable to us and, if it is available, additional capital raised by us may dilute holders of Common Shares.

        We may need to raise additional funds through public or private debt or equity financings in order to:

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  fund ongoing operations;

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  take advantage of opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses;

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  develop new products; or

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  respond to competitive pressures.

        Holders of Common Shares will have no pre-emptive rights in connection with such further issues. The Board of Directors has the discretion to determine if an issuance of Common Shares is warranted, the price at which such issuance is effected and the other terms of issue of Common Shares. Any additional capital raised through the sale of equity will dilute the percentage ownership of holders of our Common Shares. Capital raised through debt financing would require us to make periodic interest payments and may impose restrictive covenants on the conduct of our business.

A substantial number of Common Shares are owned by a limited number of existing shareholders.

        Our management, directors and employees own a substantial number of the outstanding Common Shares (on a fully diluted basis). As such, our management, directors and employees, as a group, each are in a position to exercise significant influence over matters requiring shareholder approval, including the election of directors and the determination of significant corporate actions. In addition, these shareholders could delay or prevent a change in control that could otherwise be beneficial to holders of Common Shares.

It is not anticipated that any dividend will be paid to holders of Common Shares for the foreseeable future.

        No dividends on the Common Shares have been paid to date. We currently intend to retain future earnings, if any, for future operation, expansion and debt repayment. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. As a result, investors may not receive any return on an investment in the Common Shares unless they sell their shares for a price greater than that which such investors paid for them.

Investors in the United States may have difficulty bringing actions and enforcing judgments against us and others based on securities law civil liability provisions.

        We are incorporated under the laws of the Province of Ontario and our head office is located in the Province of Ontario. Some of our directors and officers and some of the experts named in this Prospectus and the documents incorporated by reference herein and therein are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets and our assets are located outside the United States. Consequently, it may be difficult for investors in the United States to bring an action against such directors, officers or experts or to enforce against those persons or us a judgment obtained in a United States court predicated upon the civil liability provisions of U.S. federal securities laws or other laws of the United States. See "Enforceability of Civil Liabilities".

If we are a passive foreign investment company for U.S. federal income tax purposes in any year, certain adverse tax rules could apply to U.S. Holders of Shares.

        Based on current business plans and financial expectations, the Company may be a passive foreign investment company ("PFIC") for the current taxable year ending December 31, 2018 and may be a PFIC for the foreseeable future.

        The Company will be classified as a PFIC for any taxable year for U.S. federal income tax purposes if for a taxable year, (a) 75% or more of the gross income of the Company is passive income or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets.

        PFIC status is determined annually and depends upon the composition of a company's income and assets and the market value of its stock from time to time. Therefore, there can be no assurance as to our PFIC status for future taxable years. The value of our assets will be based, in part, on the then market value of Shares, which is subject to change.

        If we are a PFIC for any taxable year during which a U.S. Holder (as defined under "Certain U.S. Federal Income Tax Consequences" in this Prospectus) holds Shares, such U.S. Holders could be subject to adverse U.S. federal income tax consequences (whether or not we continue to be a PFIC). For example, U.S. Holders may become subject to increased tax liabilities under U.S. federal income tax laws and regulations, and will become subject to burdensome reporting requirements. If we are a PFIC during a taxable year in which a U.S. Holder holds Shares, such U.S. Holder may be able to make a "qualified electing fund" election (a "QEF Election") or, alternatively, a "mark-to-market" election that could mitigate the adverse U.S. federal income tax consequences that would otherwise apply to such U.S. Holder. Upon request of a U.S. Holder, we intend to provide the information necessary for a U.S. Holder to make applicable QEF Elections. In addition, under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"). U.S. Holders may need to make one or more elections with respect to any Subsidiary PFIC in order to mitigate the adverse U.S. federal income tax consequences. See "Certain U.S. Federal Income Tax Consequences—Ownership and Disposition of the Shares if the Company is a PFIC" for additional information.

        U.S. Holders are urged to consult their own tax advisers as to whether we may be treated as a PFIC and the tax consequences thereof.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

        The trading market for our Common Shares depends, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our Common Shares or publish inaccurate or unfavorable research about our business, the trading price of the Common Shares would likely decline. In addition, if our results of operations fail to meet the forecast of analysts, the trading price of the Common Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Shares could decrease, which might cause our trading price and trading volume to decline.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the Underwriting Agreement;

  •
  the documents listed under "Documents Incorporated by Reference" in this Prospectus;

  •
  the consent of the auditor, MNP LLP;

  •
  the consent of the Company's Canadian counsel, Blake, Cassels & Graydon LLP;

  •
  the consent of the Underwriters' Canadian counsel, Dentons Canada LLP;

  •
  powers of attorney from the Company's directors and officers.

LEGAL MATTERS

        Certain legal matters in connection with this Offering will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP, with respect to Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to United States law. Certain legal matters in connection with this Offering will be passed upon on behalf of the Underwriters by Dentons Canada LLP, with respect to Canadian law. The Underwriters have been represented by Shearman & Sterling LLP with respect to matters of United States law. As at the date hereof, the partners and associates of Blake, Cassels & Graydon LLP and Dentons Canada LLP, each as a group, beneficially own, directly and indirectly, in the aggregate, less than one percent of the Common Shares.

AUDITOR, TRANSFER AGENT AND REGISTRAR

        MNP LLP is the independent auditor of the Company and is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the Exchange Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (U.S.). The consolidated financial statements of the Company as at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated by reference in this Prospectus have been audited by MNP LLP and have been so incorporated in reliance upon the report of MNP LLP given their authority as experts in accounting and auditing.

        The registrar and transfer agent for the Common Shares is TSX Trust Company at its offices in Toronto, Ontario and Continental Stock Transfer & Trust Company at its offices in New York, New York.

AGENT FOR SERVICE OF PROCESS

        Each of Michael Gorenstein, the Chairman, Chief Executive Officer, President and a director of the Company, and Jason Adler, a director of the Company, resides outside of Canada and has appointed Cronos Group Inc., 720 King Street West, Toronto, Ontario, M5V 2T3, Canada, as his agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

 PROMOTERS

        Alan Friedman, a director of the Company, is a promoter of the Company. As of the date of this Prospectus, Mr. Friedman beneficially owns, controls, or directs, directly or indirectly, 294,878 Common Shares, representing approximately 0.18% of the issued and outstanding Common Shares. Mr. Friedman also holds 83,000 options to purchase Common Shares. Mr. Friedman has served as a director of the Company since August 21, 2012.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

        Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

        The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall from time to time indemnify and save harmless every director or officer of the Registrant, every former director or officer of the Registrant, every individual who acts or has acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and that individual's heirs, executors, administrators and other legal personal representatives (each an "Indemnified Person") from and against (a) any and all liability, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment which is reasonably incurred by such Indemnified Person in respect of any civil, criminal, action, suit or administrative proceeding that is proposed or commenced against such Indemnified Person for or in respect of the execution of the duties of such Indemnified Person's office or by reason of such Indemnified Person being or having been a director or officer of the Registrant or such body corporate; and (b) all other costs, charges and expenses that such individual sustains or incurs in respect of the affairs of the Registrant.

        The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

* * *

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

II-2

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

III-1

 EXHIBIT INDEX

Exhibit Number		Description
3.1	*	Underwriting Agreement.

3.2		The template version of the term sheet dated March 21, 2018

4.1		Annual information form of the Registrant dated October 25, 2017 for the fiscal year ended December 31, 2016 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.2		Audited consolidated financial statements of the Registrant, as at and for the years ended December 31, 2016 and December 31, 2015 and related notes thereto, together with the independent auditors' report thereon (incorporated by reference from Exhibit No. 99.3 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.3		Management's discussion and analysis for the year ended December 31, 2016 (incorporated by reference from Exhibit No. 99.4 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.4		Unaudited interim condensed financial statements of the Registrant as at September 30, 2017 and for the three and nine month periods ended September 30, 2017 and September 30, 2016, and related notes thereto (except for page 1 of such financial statements containing a notice that the Registrant's auditor has not reviewed such financial statements) (incorporated by reference from Exhibit No. 99.9 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.5		Management's discussion and analysis for the three and nine month periods ended September 30, 2017 and 2016 (incorporated by reference from Exhibit No. 99.10 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.6	**	Management information circular of the Registrant dated May 20, 2016 prepared in connection with the annual and special meeting of shareholders of the Registrant held on June 28, 2016.

4.7		Management information circular of the Registrant dated January 23, 2017 prepared in connection with the special meeting of shareholders of the Registrant held on February 24, 2017 (incorporated by reference from Exhibit No. 99.12 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.8		Management information circular of the Registrant dated May 26, 2017 prepared in connection with the annual and special meeting of shareholders of the Registrant held on June 28, 2017 (incorporated by reference from Exhibit No. 99.11 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.9		Material change report dated January 8, 2018 (incorporated by reference from Exhibit No. 99.21 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.10		Material change report dated November 10, 2017 (incorporated by reference from Exhibit No. 99.20 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.11		Material change report dated October 23, 2017 (incorporated by reference from Exhibit No. 99.18 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.12		Material change report dated October 23, 2017 (incorporated by reference from Exhibit No. 99.19 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

III-2

Exhibit Number		Description
4.13		Material change report dated September 29, 2017 (incorporated by reference from Exhibit No. 99.17 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).
4.14		Material change report dated September 1, 2017 (incorporated by reference from Exhibit No. 99.16 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.15		Material change report dated March 17, 2017 (incorporated by reference from Exhibit No. 99.15 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.16		Material change report dated February 27, 2017 (incorporated by reference from Exhibit No. 99.14 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.17		Material change report dated February 17, 2017 (incorporated by reference from Exhibit No. 99.13 to the Registrant's Form 40-F, filed with the Commission on February 22, 2018).

4.18		Material change report dated March 22, 2018

5.1		Consent of MNP LLP.

5.2	*	Consent of Blake, Cassels & Graydon LLP.

5.3	*	Consent of Dentons Canada LLP.

6.1	**	Powers of Attorney (included on page III-5 of the initial Registration Statement).

*
To be filed by amendment.
**
Previously filed.

III-3

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on March 22, 2018.

CRONOS GROUP INC.
By:	/s/ MICHAEL GORENSTEIN
	Name:	Michael Gorenstein
	Title:	President and Chief Executive Officer

III-4

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ MICHAEL GORENSTEIN Michael Gorenstein	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 22, 2018
* William Hilson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2018
* Jason Adler	Director	March 22, 2018
* Alan Friedman	Director	March 22, 2018
* Michael Krestell	Director	March 22, 2018
* Jim Rudyk	Director	March 22, 2018

*By:	/s/ MICHAEL GORENSTEIN
	Name:	Michael Gorenstein Attorney-in-fact

III-5

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on March 22, 2018.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

III-6